Exhibit 1.1

Dated

KfW

- and -

- and -

- and -

the other MANAGERS named herein

FORM OF SUBSCRIPTION AGREEMENT

[U.S.$] [CAD]

% Global Notes due

HENGELER MUELLER
Frankfurt am Main

SUBSCRIPTION AGREEMENT dated

between

(1)                                 KfW, an institution organized under public law of the Federal Republic of Germany (the “Issuer”), and

(2)

                                                (each a “Manager” and together the “Managers”)

The parties hereby record the arrangements between them in respect of an issue of [U.S.$] [CAD]                    % Global Notes due         of the Issuer (the “Notes”).

§1                                  Agreement to Issue; the Notes; the Agreements

(1)                                 The Issuer agrees to issue the Notes on               (the “Closing Date”).

(2)                                 The terms and conditions applicable to the Notes are set forth in the Terms and Conditions of the Notes (the “Conditions”) attached hereto as [Schedule 1.1][Schedule 1.3].

(3)                                 The Notes will be issued in the denomination of [U.S.$] [CAD] [1,000] each and will be represented by one or more permanent global certificates without interest coupons (the “Global Certificates”). The Global Certificates will be kept in custody by [Deutsche Bank Trust Company Americas, New York (“DBTCA”)] [The Bank of New York Mellon, New York (“BNY Mellon”)], or any successor, as custodian for The Depository Trust Company, New York (“DTC”). The Global Certificates will be issued in registered form in the name of Cede & Co., as nominee of DTC, and recorded in a register (the “Register”) kept by the Registrar (as defined in § 1(4) below), and will represent the Notes credited to accounts maintained with DTC by financial institutions that are participants in DTC. [In case of CAD-Notes, add: The Canadian Depository for Securities Limited,] Euroclear Bank SA/NV and Clearstream Banking, société anonyme, Luxembourg, as participants in DTC, will hold interests in the Global Certificates on behalf of their respective participants through their respective depositaries, which in turn will hold such interests as participants in DTC. Definitive certificates and interest coupons for individual Notes will be issued only in certain limited circumstances. The Global Certificates will be substantially in the form set out in [Schedule 2.1][Schedule 2.3].

(4)                                 Concurrently with the signing of this Agreement, the Issuer is entering into the supplemental agency agreement dated            (the “Supplemental Agency Agreement”) with [DBTCA, as registrar (the “Registrar”) and paying agent for the Issuer (the “Paying Agent”) and with Deutsche Bank Aktiengesellschaft as additional paying agent for the Issuer] [BNY Mellon, as paying agent for the Issuer (the “Paying Agent”), The Bank of New York Mellon SA/NV, Luxembourg Branch as registrar for the Issuer (the “Registrar”) and The Bank of New York Mellon acting through its Frankfurt branch as additional paying agent for the Issuer (the “Additional Paying Agent”)].

This Agreement and the Supplemental Agency Agreement (which includes the Amended and Restated Agency Agreement dated           ) are together referred to herein as the “Agreements”.

§2                                  Purchase

Each of the Managers agrees, severally and not jointly, to purchase the Notes in such principal amounts as are set forth in Schedule 3 for delivery on the Closing Date at the issue price of             % of the aggregate principal amount of the Notes (the “Issue Price”).

§3                                  Disclosure

(1)                                 The Issuer confirms that:

(a)                                 (i) it has prepared and filed with the U.S. Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Commission thereunder (the “Securities Act Regulations”), a registration statement (No. 333-          ), including a base prospectus dated [•], relating to certain of its debt securities (including the Notes) and the offering thereof from time to time on a delayed or continuous basis pursuant to Release Nos. 33-6240 and 33-6424 under the Securities Act; (ii) such registration statement has been declared effective by the Commission; (iii) a prospectus supplement relating to certain offerings by the Issuer of [U.S. Dollar] [Canadian Dollar] denominated global notes, dated [•], has been filed pursuant to Rule 424(b) under the Securities Act; and (iv) a pricing supplement, dated as of the date hereof, relating to the Notes will be filed pursuant to Rule 424(b) under the Securities Act (such registration statement, as amended at the date hereof, including the exhibits thereto, is herein referred to as the “Registration Statement”; such base prospectus filed as part of the Registration Statement is herein referred to as the “Base Prospectus”; such prospectus supplement is herein referred to as the “Prospectus Supplement”; such pricing supplement relating to the Notes is herein referred to as the “Pricing Supplement”; the Base Prospectus, together with the Prospectus Supplement, each as amended and supplemented at the Relevant Time (as defined below), is herein referred to as the “Pricing Prospectus”; and the final prospectus, consisting of the Pricing Prospectus and the Pricing Supplement, each as amended and supplemented, is herein referred to as the “Prospectus”; any reference herein to the Base Prospectus, the Prospectus Supplement, the Pricing Supplement, the Pricing Prospectus or the Prospectus shall, in each case, include the documents, if any, incorporated by reference therein as of the date of such prospectus; and any reference to “amendments” or “supplements” to the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Pricing Supplement, the Pricing Prospectus or the Prospectus shall include all documents subsequently filed with the Commission that are incorporated by reference therein); and

(b)                                 it has caused an application to be made to list the Notes on the official list and to trade the Notes on the regulated market of the Luxembourg Stock Exchange (the “Stock Exchange”) and that the Prospectus will serve as listing prospectus for the listing of the Notes on the Stock Exchange.

(2)                                 The Registration Statement, the Base Prospectus, the Prospectus Supplement, any other prospectus supplement relating to the Notes, the Pricing Supplement, the Pricing Prospectus, the Prospectus, any term sheet or other issuer free writing prospectus (as defined in Rule 433 of the Securities Act Regulations) relating to the Notes prepared by the Issuer (subject to § 3 of Schedule 4) and, subject to § 4 of Schedule 4, any issuer information (as defined in Rule 433 of the Securities Act Regulations) prepared by the Issuer and filed or required to be filed under the Securities Act pursuant to Rule 433(d) of the Securities Act Regulations are together referred to as the “Disclosure Documents”.

(3)                                 The “Relevant Time” is the time on the date of pricing immediately prior to the time of first sale of Notes by the Managers (as notified to the Issuer by the Managers).

(4)                                 The Issuer and each of the Managers agree that they will comply with the requirements of the Securities Act in connection with the issue, offering and distribution of the Notes and the distribution of the Disclosure Documents in the United States of America (the “United States”). The Managers may distribute term sheets or other free writing prospectuses (as defined in Rule 405 of the Securities Act Regulations) in accordance with, and subject to the provisions of, § 4 of Schedule 4 in connection with the offering and sale of the Notes in the United States.

§4                                  Stabilization

(1)                                 In connection with the offering of the Notes, [insert Stabilization Manager] (the “Stabilization Manager”) or any person acting for it may over-allot the Notes or effect transactions with a view to supporting the market price of the Notes at a level higher than that which might otherwise prevail. However, stabilization may not necessarily occur. Any stabilization action may begin at any time after the adequate public disclosure of the final terms of the offer of the Notes and, if begun, may cease at any time, but it must end no later than the earlier of 30 days after the Closing Date and 60 days after the date of the allotment of the Notes. In doing so, the Stabilization Manager or any person acting for it shall act as principal and not as agent of the Issuer. Any stabilization action or over-allotment must be conducted by the Stabilization Manager or any person acting for it in accordance with all applicable laws and rules. The Stabilization Manager shall also act as central point responsible pursuant to Article 6(5) Commission Delegated Regulation (EU) 2016/1052 of 8 March 2016 supplementing Regulation (EU) No 596/2014 of the European Parliament and of the Council. The Issuer shall not in any event be obligated to issue more than [U.S.$][CAD]                in aggregate principal amount of the Notes.

(2)                                 As between the Issuer and the Managers, any loss resulting from stabilization shall be borne, and any profit arising therefrom shall be retained, by the Managers.

§5                                  Distribution in the United States

(1)                                 Because it is expected that a portion of the Notes may be distributed in the United States, the Issuer and the Managers agree on the additional terms set out in Schedule 4.

(2)                                 As specified in § 6 of Schedule 4, each Manager agrees to notify Simpson Thacher & Bartlett LLP, as U.S. counsel to the Managers, of the U.S. Sales Amount applicable to it seven calendar days after the Closing Date. The Managers agree to cause Simpson Thacher &

Bartlett LLP to promptly thereafter report the aggregate U.S. Sales Amounts applicable to the Managers to Sullivan & Cromwell LLP, as U.S. counsel for the Issuer. For purposes of the foregoing, the “U.S. Sales Amount” applicable to a Manager shall mean the total principal amount of Notes initially sold in the United States by such Manager as part of its initial allotment.

§6                                  Selling Restrictions; Representations and Information by the Managers

(1)                                 Each Manager agrees with the Issuer to be bound by the terms and provisions set out in Schedule 5.

(2)                                 Each Manager acknowledges that it is authorized to distribute the Disclosure Documents in accordance with, and subject to the provisions of, Schedule 5 and agrees with the Issuer that, in connection with the issue, offering and distribution of the Notes and the possession and distribution of the Disclosure Documents:

(a)                                 in the United States:

it will comply with the requirements of the Securities Act and any applicable securities laws, rules and regulations of any relevant state jurisdiction in the United States;

(b)                                 outside the United States:

(i)                                     it will not make, and warrants that it has not made, any representation regarding the Issuer or the Notes other than (y) as contained in this Agreement and the Disclosure Documents, or which is fairly derived and is consistent with, those contained in this Agreement and the Disclosure Documents, or (z) as is approved or provided by the Issuer for the purpose of the issue, offering and distribution of the Notes; and

(ii)                                  it will not provide, and represents and warrants that it has not provided, any information regarding the Issuer or the Notes other than (y) that which is contained in or is fairly derived from and is consistent with, this Agreement and the Disclosure Documents, or (z) information already in the public domain;

in each case in accordance with and subject to the limitations of Schedule 5;

(c)                                  in the European Economic Area:

it has informed and will inform the Issuer about the result of the target market assessment made by it or made in agreement with the other Managers in respect of the Notes in accordance with the product governance rules of Directive 2014/65/EU and implementing legislation (as amended, “MiFID II”) (the “target market”), including by providing wording relating to such target market for inclusion in the Final Term Sheet under the heading “Notice by the Managers to Distributors regarding MiFID II Product Governance” and in the Pricing Supplement under the heading “Notice by the Managers to Distributors Regarding MiFID II Product Governance”.

(3)                                 Each Manager agrees to indemnify the Issuer and each other Manager and their respective directors, officers and employees, and any affiliate of the Issuer or such Manager, against any loss, liability, cost, expense, claim or action (including all reasonable costs, charges or expenses paid or incurred in disputing or defending any of the foregoing) which any of them may incur or which may be made against any of them arising out of, in relation to, or in connection with, (i) any failure by it to observe the terms and provisions set out in Schedule 5 (to the extent that any such failure relates to the issue, offering and distribution of the Notes by a Manager outside the United States or possession or distribution of any of the Disclosure Documents or any other offering material by a Manager outside the United States) and in § 6(2)(b) above, (ii) any failure by it to observe the terms and provisions set out in § 6(2)(c) above and (iii) the disclosure of the target market in respect of the Notes made by it under the product governance rules under MiFID II, including in particular the disclosure of the target market made by it in any relevant screen announcements in connection with the issue, offering and distribution of the Notes, and the disclosure of the target market set forth in the Final Term Sheet and the Pricing Supplement provided by the Managers to the Issuer pursuant to § 6(2)(c) above.

(4)                                 Without prejudice to the restrictions on the usage, circulation, quotation and reference set forth in the comfort letters issued by [•], auditors of the Issuer [•], pursuant to § 10(1)([e/f]) in connection with the issue of the Notes, each Manager agrees not to disclose without the Issuer’s prior written consent such comfort letters including any attachment thereto (together with such comfort letters, the “Confidential Information”), to anyone except (i) the officers, directors, employees and professional advisors of such Manager or such Manager’s Group (the “Manager’s Group” shall mean the Manager and the Manager’s ultimate parent company and any subsidiary or branch of the Manager and the Manager’s ultimate parent company), to the extent necessary in the reasonable opinion of such Manager for the independent consideration and evaluation as to whether to subscribe to the Notes, and (ii) its auditors. The Issuer, however, agrees that each Manager may disclose the Confidential Information (i) where requested or required by any court of competent jurisdiction or any competent judicial, governmental, supervisory or regulatory body or necessary in the reasonable opinion of such Manager to seek to establish any defense on any legal proceeding or investigation, (ii) where required by the rules of any stock exchange on which the shares or other securities of such Manager or any member of the Manager’s Group are listed, (iii) where required by the laws or regulations of any country with jurisdiction over the affairs of such Manager or any member of the Manager’s Group; or (iv) if such information is already in the public domain at the time of its disclosure or shall come into the public domain (for a reason other than a breach by the Manager of this clause). The obligations of the Managers in this clause shall survive the termination of this Agreement and shall cease 15 months after the date of this Agreement. § 6(3)(i) shall apply mutatis mutandis.

(5)                                 The obligations of the Managers under § 6(1) through § 6(4) and Schedule 5 are several.

(6)                                 The Stabilization Manager for itself and on behalf of any person acting for it agrees with and warrants to the Issuer that any stabilizing activities pursuant to § 4(1) will be in compliance with all applicable laws, rules and regulations of any relevant jurisdiction required to be observed by the Stabilization Manager or any person acting for it. In connection with such stabilizing activities, the Stabilization Manager or any person acting for it shall on behalf of the Issuer conduct all activities and make all publications (if any)

required to be conducted or made by the Issuer in connection with stabilization for the Stabilization Manager’s own account and at its own cost. § 6(3)(i) shall apply mutatis mutandis.

§7                                  Listing

(1)                                 The Issuer agrees with the Managers that (a) the Notes are to be listed on the Stock Exchange, (b) it will obtain such listing and (c) it will use its reasonable efforts to maintain such listing until none of the Notes is outstanding or until such time as payment in respect of principal and interest in respect of the Notes has been duly provided for, whichever is earlier.

(2)                                 If the Issuer shall at any time determine that it can no longer reasonably comply with the requirements for the listing of the Notes on the Stock Exchange, or if maintenance of such listing on the Stock Exchange becomes unduly onerous, it shall be obliged to use its reasonable efforts to obtain and thereafter to maintain a listing of the Notes on such other major stock exchange as it may (with the approval of each of the Managers) decide.

§8                                  Representations and Warranties

(1)                                 The Issuer represents and warrants to the Managers as of the date hereof that:

(a)                                 the Issuer exists as an institution organized under public law of the Federal Republic of Germany with full power and authority to own its assets and conduct its business as described in the Disclosure Documents;

(b)                                 the Agreements  constitute valid and legally binding obligations of the Issuer;

(c)                                  the Notes, when duly issued, authenticated and delivered in accordance with the provisions of the Agreements, will constitute valid and legally binding obligations of the Issuer, and the Notes will benefit from the Institutional Liability (Anstaltslast) of the Federal Republic of Germany as well as from the statutory guarantee of the Federal Republic of Germany pursuant to § 1a of the Law Concerning KfW (Gesetz über die Kreditanstalt für Wiederaufbau (the “KfW Law”));

(d)                                 no action or thing is required to be taken, fulfilled or done (including the obtaining of any consent or license or the making of any filing or registration) for the issue of the Notes, the carrying out by the Issuer of the other transactions contemplated by the Agreements or the compliance by the Issuer with the terms of the Notes and the Agreements, except for those which have been, or will prior to the Closing Date be, obtained and are, or will on the Closing Date be, in full force and effect;

(e)                                  the entry into the Agreements, the issue of the Notes, the carrying out by the Issuer of the other transactions contemplated by the Agreements and compliance with their terms do not and will not conflict with or infringe the KfW Law, the By-Laws of the Issuer or any of its other obligations or any rule of law to which it is subject;

(f)                                   the Registration Statement and the Prospectus comply in all respects with all applicable legal requirements; the statements contained in the Registration Statement and the Prospectus are in every material respect accurate and not misleading; there are no other facts the omission of which would make any statement in the Registration

Statement and the Prospectus misleading in any material respect; and all reasonable enquiries have been made by the Issuer to ascertain such facts and to verify the accuracy of all such information and statements;

(g)                                  the consolidated financial statements of the Issuer included or incorporated by reference in the Disclosure Documents, together with the related schedules and notes, have been prepared in accordance with International Financial Reporting Standards as adopted by the European Union, consistently applied except as set forth therein, and pursuant to the relevant laws of the Federal Republic of Germany, and present fairly the financial position of the Issuer as at the dates, and the results of operations of the Issuer for the periods, in respect of which they have been prepared; and, insofar as relevant to the offering of the Notes, since the date of the latest audited consolidated financial statements of the Issuer included or incorporated by reference in the Disclosure Documents, there has been no material adverse change (nor any development or event reasonably likely to involve a prospective material adverse change) in the condition (financial or other), or in the earnings (insofar as such change does or would materially adversely affect the Issuer’s financial condition), business or operations of the Issuer, except as otherwise disclosed in the Disclosure Documents;

(h)                                 there are no pending proceedings against or affecting the Issuer, which, if determined adversely to the Issuer, would adversely affect the ability of the Issuer to perform its obligations under the Agreements or the Notes, or which are otherwise material in the context of the issue of the Notes and no such proceedings are, to the best of the Issuer’s knowledge, threatened or contemplated; and

(i)                                     the Issuer has not engaged, and will not engage, in any jurisdiction in any activity with respect to the issue and offering of the Notes that is not permitted by the laws of such jurisdiction.

[In case of CAD-Notes, add to §8 (1) the following representation:

(j)                                    for the purpose of the sale of the Notes into Canada (i) the long-term senior debt of the Issuer has obtained approved credit ratings (in the meaning of National Instrument 45-106 Prospectus and Registration Exemptions (“NI-45-106”)) by Standard & Poor’s Ratings Services (“S&P”), by Moody’s Investors Service Limited (“Moody’s”) and by Scope Ratings (“Scope”); (ii) there has been no announcement by any of Moody’s, S&P or Scope that the rating assigned by it may be down-graded to a rating category which is not an approved credit rating (in the meaning of NI-45-106); (iii) no other approved credit rating organization has issued a solicited rating of the Issuer’s long-term senior debt in a rating category that is not an approved credit rating for the purposes of NI-45-106; and (iv) the Issuer has no reason to believe that the Notes will not obtain an approved credit rating (in the meaning of NI-45-106) by any of Moody’s, S&P or Scope.]

(2)                                 The Issuer agrees to indemnify each Manager and its directors, officers and employees, and any affiliate of such Manager, against any loss, liability, cost, expense, claim or action (including all reasonable costs, charges and expenses paid or incurred in disputing or defending any of the foregoing), which such Manager or such aforementioned persons may incur or which may be made against it arising out of, in relation to or in connection with, any inaccuracy or alleged inaccuracy of any of the representations and warranties contained in § 8(1) above or in connection with any untrue statement or alleged untrue statement contained in any Disclosure Document or any omission or alleged omission to state therein a material fact to make the statements therein not misleading, except insofar as such losses, liabilities, costs, expenses, claims or actions are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Manager furnished to the Issuer in writing by such Manager expressly for use therein, it being understood and agreed that the only such information relating to any such Manager furnished to the Issuer in writing for use in any Disclosure Document shall consist of the following information: (i) the names of the Managers appearing on the front and back cover pages of the Pricing Supplement; (ii) the names of the Managers included in the Final Term Sheet (as defined in § 3(b) of Schedule 4); (iii) the names of the Managers in the table following the first paragraph of the text under the caption “Subscription Agreement” in the Pricing Supplement; and (iv) the wording relating to the target market set forth in the Final Term Sheet and the Pricing Supplement provided by the Managers to the Issuer pursuant to § 6(2)(c) above (such information, the “Manager Information”).

§9                                  Agreements of the Issuer

(1)                                 The Issuer shall bear and pay all stamp and other taxes and duties (including interest and penalties) payable pursuant to the laws applicable in the Federal Republic of Germany on or in connection with the issue and purchase by the Managers of the Notes or the execution or delivery of the Agreements.

(2)                                 The Issuer shall forthwith notify the Managers, if, at any time prior to payment of the net subscription amount (as set out in § 11) to the Issuer, anything occurs which renders or may render untrue or incorrect in any respect any of the representations and warranties given by it.

(3)                                 If at any time prior to the Closing Date any event shall occur as a result of which, in the judgment of the Issuer, it is necessary to amend or supplement any Disclosure Document in order to make the statements therein, in the light of the circumstances when any Disclosure Document is delivered, not misleading, the Issuer shall forthwith prepare and furnish, at its own expense, to the Managers, either amendments to the Disclosure Documents or supplemental information so that the statements in the Disclosure Documents as so amended or supplemented will, in the light of the circumstances when the Disclosure Documents are delivered, be accurate and not misleading.

§10                           Closing Conditions

(1)                                 The Managers shall be obliged to pay for, and take delivery of the Notes only (A) if:  (i) as of the Closing Date, the representations, warranties and agreements of the Issuer herein contained are true and correct in all material respects and have been duly complied with (to the extent that such compliance is due on or before the Closing Date), and (ii) all timely and reasonable requests for additional information shall have been complied with to the satisfaction of the Managers, and (B) subject to:

(a)                                 receipt by [insert Documentation Manager] (the “Documentation Manager”), on behalf of the Managers, on the Closing Date of a certificate of the Issuer dated the Closing Date and signed on behalf of the Issuer certifying that as of the Closing Date, (i) the representations and warranties contained in § 8(1) and in Schedule 4 are true and correct as if made on the Closing Date, (ii) that the Issuer has complied with all agreements herein contained (to the extent that such compliance is due on or before the Closing Date), and (iii) no stop order suspending the effectiveness of the Registration Statement or preventing the use of any of the Disclosure Documents has been issued and no proceedings for such purpose have been instituted or are pending, or, to the Issuer’s knowledge, are threatened by the Commission;

(b)                                 receipt by the Documentation Manager, on behalf of the Managers, on the Closing Date of the following written opinions and disclosure letters dated the Closing Date, in the form agreed with the Managers:

(i)                                     the opinion of the Legal Department of the Issuer as to the laws of the Federal Republic of Germany;

(ii)                                  the opinion and disclosure letter of Sullivan & Cromwell LLP, U.S. counsel to the Issuer;

(iii)                               the disclosure letter of Simpson Thacher & Bartlett LLP, U.S. counsel to the Managers; and

(iv)                              the opinion of Hengeler Mueller Partnerschaft von Rechtsanwälten mbB, German counsel to the Managers;

[insert in the case DBTCA will act as Registrar and Paying Agent:

(c)                                  receipt by the Registrar prior to or on the Closing Date of the Global Certificates duly executed on behalf of the Issuer for authentication and delivery of the authenticated Global Certificates (by it or on its behalf) on the Closing Date to DBTCA, as custodian for DTC, against payment of the net subscription amount for the Notes pursuant to § 11;]

[insert in the case BNY Mellon will act as Paying Agent:

(c)                                  receipt by the Additional Paying Agent prior to or on the Closing Date of the Global Certificates duly executed on behalf of the Issuer for onward delivery to BNY Mellon for authentication by or on behalf of the Registrar;

(d)                                 receipt by BNY Mellon on the Closing Date of the authenticated Global Certificates, as custodian for DTC, against payment of the net subscription amount for the Notes pursuant to § 11;]

[(d/e)]              receipt by the Documentation Manager, on behalf of the Managers, prior to or on the Closing Date of the documents listed in Schedule 6;

[(e/f)]                 receipt by the Documentation Manager, on behalf of the Managers, on the date of this Agreement and the Closing Date of comfort letters, in the form agreed with the Managers, dated the date of this Agreement and the Closing Date, respectively, from [•]; and

[(f/g)]                receipt by the Documentation Manager, on behalf of the Managers, of a copy of the Supplemental Agency Agreement as executed, delivered and exchanged by the respective parties thereto.

(2)                                 The Managers may, at their discretion and upon terms as they deem appropriate, waive compliance with the whole or any part of § 10(1) above. Upon delivery and payment as set forth in § 11, the conditions of § 10(1) above shall either be fulfilled or deemed waived, without any prejudice to any liability with respect to an inaccuracy of any representation or warranty.

§11                           Delivery and Payment

Not later than 10:00 a.m. (New York time) on the Closing Date, [insert Documentation Manager] on behalf and for account of the Managers shall pay, or cause payment of, the net subscription amount of [U.S.$][CAD]                  (being the Issue Price pursuant to § 2, less the commissions pursuant to § 12(1)) in immediately available funds to such account as the Issuer may specify to [insert Manager] not later than three days before the Closing Date, such payment to be made against delivery of the Global Certificates representing the Notes duly authenticated by or on behalf of the Registrar to [DBTCA] [BNY Mellon] as custodian of DTC.

§12                           Commissions and Expenses

(1)                                 The Issuer agrees to pay to the Managers on the Closing Date total commissions of        % of the aggregate principal amount of the Notes in consideration of the obligations of the Managers to purchase the Notes. Such payment shall be made by means of deduction by the Managers from the Issue Price.

(2)                                 In addition to the commissions payable pursuant to § 12(1) above, the Issuer agrees to bear (except as may be separately agreed with the Managers) (a) all costs and expenses (including value added tax thereon, if any) in connection with (i) the preparation, printing, distribution and publication (where required) of the Disclosure Documents, (ii) the preparation and printing of the Agreements and all other documents relating to the issue, subscription and offering of the Notes, (iii) the printing and delivery of the Global Certificates, (iv) the obtaining and maintaining of the listing of the Notes on the Stock Exchange, (v) the services of the U.S. and German counsel to the Managers and of its own counsel and its auditors in connection with the issue and subscription of the Notes, and (vi) all advertising in relation to the issue and offering of the Notes on which the Issuer and the Managers may agree, and (b) the fees and expenses (including value added tax thereon) of the Registrar, the Paying Agent and the [additional paying agent] [Additional Paying Agent] in connection with the preparation and signing of the Agreements, the issue of the Notes and the performance of their respective duties under the Supplemental Agency Agreement.

§13                           Termination

The Managers may (after consultation with the Issuer) by notice to the Issuer, terminate this Agreement at any time prior to payment of the net subscription amount to the Issuer if, in the opinion of the Managers, there shall have been such a change in national or international financial, political or economic conditions or currency exchange rates or exchange controls as would in their view be likely to prejudice materially the success of the offering and distribution of the Notes or dealings in the Notes in the secondary market. Upon such notice being given, the parties to this Agreement shall be released and discharged from their respective obligations under this Agreement and shall have no further liability hereunder except for any liability arising before or in relation to such termination; provided, that the Issuer shall remain liable under § 12 for the costs and expenses of the Managers theretofore incurred or incurred in consequence of the termination.

§14                           Communications

(1)                                 Any document or information furnished or supplied in accordance with this Agreement shall, if not otherwise provided for herein, either be in the German or English language.

(2)                                 All communications given hereunder shall be given by letter or telefax and shall become effective upon receipt.

(3)                                 Subject to written notice of change of address, all communications hereunder shall be given to the following addresses:

(a)                                 If to the Issuer:

KfW
Palmengartenstraße 5-9
60325 Frankfurt am Main
Federal Republic of Germany

Telefax:                                                 +49 69 7431 66 1284
Attention:                                         Bereich FM

(b)                                 If to the Managers:

[ADDRESS]

Telefax:
Attention:

§15                           The Schedules; Severability

(1)                                 Schedules 1 through 6 form part of this Agreement.

(2)                                 Should any provision of this Agreement be or become invalid in whole or in part, the other provisions of this Agreement shall remain in force. Any invalid provision shall be deemed replaced by a valid provision which accomplishes as far as legally possible the economic effects of the invalid provision.

§16                           Governing Law; Place of Performance; Remedies Cumulative

(1)                                 This Agreement shall in all respects be governed by and construed in accordance with the laws of the Federal Republic of Germany without regard to conflict of laws principles.

(2)                                 Place of performance for the obligations of all parties hereto shall be Frankfurt am Main.

(3)                                 The remedies provided herein shall be cumulative to any remedies provided by general provisions of German law.

§17                           Place of Jurisdiction

Any action or other legal proceedings arising out of or in connection with this Agreement shall be brought exclusively in the District Court (Landgericht) in Frankfurt am Main.

§18                           Counterparts

This Agreement is executed in [•] counterparts in the English language. With respect to Schedules 1 and 2, the English language version shall be binding. The German translations of such Schedules are for convenience only. One executed counterpart each is issued to the Issuer and to each of the Managers. Each executed counterpart shall be an original.

This Agreement has been entered into on the date stated at the beginning.

KfW

Name:	Name:
Title:	Title:

[MANAGER]

NAME:
TITLE:

[MANAGER]

NAME:
TITLE:

[MANAGERS]

Name:
Title:

By Powers of Attorney

Schedule 1.1

English Language Version of the
TERMS AND CONDITIONS OF USD NOTES

§ 1
General Provisions

(1)                                 Aggregate Principal Amount and Denomination.  The issue of the         % Global Notes due         of KfW, Frankfurt am Main, Federal Republic of Germany (the “Issuer”) in the aggregate principal amount of

U.S.$

is divided into               notes in the denomination of U.S.$ [1,000] each, which rank pari passu among themselves (the “Notes”).

(2)                                 Global Certificate, Notes and Form.  The Notes are represented by one or more permanent global certificates without interest coupons (the “Global Certificates”). The Global Certificates are kept in custody by [Deutsche Bank Trust Company Americas, New York] [The Bank of New York Mellon, New York], or any successor, as custodian for The Depository Trust Company, New York (“DTC”) until all obligations of the Issuer under the Notes have been satisfied. The Global Certificates are issued in registered form in the name of Cede & Co., as nominee of DTC (the “Registered Holder”), recorded in a register (the “Register”) kept by the Registrar (as defined in § 8) and represent the Notes credited to accounts maintained with DTC by financial institutions that are participants in DTC. Each person ultimately holding a Note is referred to as a “Holder”. Each Global Certificate is manually signed by two authorized representatives of the Issuer and manually authenticated by or on behalf of the Registrar. Copies of the Global Certificates are available free of charge at the Paying Agent (as defined in § 8). Definitive certificates and interest coupons for individual Notes shall not be issued, unless DTC is unable or unwilling to continue providing its services and a successor securities depository is not obtained. In such a case, a Holder may request the issue of definitive certificates representing its individual Notes and corresponding interest coupons.

(3)                                 Transfer.  The Notes may be transferred through DTC or its participants. Transfers of Notes shall require appropriate entries in securities accounts.

§ 2
Status

The Notes constitute unsecured and unsubordinated obligations of the Issuer and rank pari passu with all other present and future unsecured and unsubordinated obligations of the Issuer, but subject to any applicable mandatory statutory exceptions.

§ 3
Interest

(1)                                 Interest Rate and Due Dates.  The Notes bear interest at the rate of        % per annum as from               . The Notes shall cease to bear interest upon the end of the day preceding the day on which they become due for redemption. Interest shall be payable in two equal semi-annual installments [Insert in case of short or long first coupon:, subject to the last sentence of this subsection,] in arrears on            and           . The first interest payment date will be               [Insert in case of short or long first coupon: for the period commencing on                 (inclusive) and ending on                  (exclusive). The interest amount for this period shall total U.S.$                 for the aggregate principal amount of the Notes.]

(2)                                 Late Payment.  Should the Issuer fail to redeem the Notes on the due date (as defined in § 5(4) below) therefor, interest on the Notes shall, subject to the provisions of § 5(3), accrue beyond the due date until actual redemption of the Notes at the default rate of interest established by law.

(3)                                 Accrued Interest.  If it is necessary to compute interest for a period of other than a full year (the “Calculation Period”), interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months (unless (A) the last day of the Calculation Period is the 31st day of a month and the first day of the Calculation Period is a day other than the 30th or 31st day of a month, in which case the month that includes that last day shall not be considered to be shortened to a 30-day month, or (B) the last day of the Calculation Period is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month).

§ 4
Maturity, [Early Redemption,] Repurchase

(1)                                 The Notes shall be redeemed at their aggregate principal amount on [Date]. Subject to the provisions of [insert in case of a call option: § 4(2) below and] § 7, neither will the Issuer be entitled to redeem the Notes nor will any Holder be entitled to demand the repayment of the Notes prior to their stated maturity.

[Insert in the case of a call option: (2)                                   The Notes may be redeemed, as a whole but not in part, on [Date] at the option of the Issuer upon not less than five New York Business Days (as defined in § 5(3) below) prior written notice given in accordance with § 10 at the aggregate principal amount together with interest accrued to, but excluding, the early redemption date.]

[(3)]                         The Issuer may at any time purchase and resell Notes in the open market or otherwise at any price. Notes so purchased and not resold by the Issuer may, at the option of the Issuer, be held or surrendered to the Paying Agent for cancellation.

§ 5
Payments

(1)                                 Payments.  (a)  Payments of principal of, and interest on, the Notes shall be made in United States dollars on the relevant payment date (as described in § 5(4) below) to, or to the order of, the Registered Holder registered at the close of business on the relevant Record Date (as defined in § 5(2) below) in the Register kept by the Registrar. The funds will be distributed through the relevant DTC participants to the Holders as of the Record Date.

(b)                                 All payments made by or on behalf of the Issuer to, or to the order of, the Registered Holder at the close of business on the relevant Record Date shall discharge the liability of the Issuer under the Notes to the extent of the sums so paid.

(2)                                 Record Date.  The record date (the “Record Date”) for purposes of payments (as determined in § 5(1) above) of principal and interest shall be, in respect of each such payment, the tenth New York Business Day prior to the relevant payment date.

(3)                                 Business Days.  If any due date for payment of principal or interest to, or to the order of, the Registered Holder is not a New York Business Day, such payment shall not be made until the next day which is a New York Business Day, and no further interest shall be paid in respect of the delay in such payment. “New York Business Day” means any day (other than a Saturday or Sunday), that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in New York City.

(4)                                 Payment Date and Due Date.  For the purposes of these Terms and Conditions “payment date” means the day on which the payment is actually to be made, where applicable as adjusted in accordance with the above § 5(3), and “due date” means the interest payment date or the maturity date provided for herein, without taking account of any such adjustment.

§ 6
Taxes

All payments by the Issuer in respect of the Notes shall be made without deduction or withholding of taxes or other duties, unless such deduction or withholding is required by law. In the event of such deduction or withholding, the Issuer shall not be required to pay any additional amounts in respect of the Notes.

§ 7
Termination for Default

Any Holder may, at its option declare its Notes due and demand repayment thereof at their principal amount plus interest accrued to the date of repayment if the Issuer shall fail to pay any amount payable hereunder within 30 days from the relevant due date. The right to declare Notes due shall cease if the Issuer has made payment to, or to the order of, the Registered Holder before the Holder has exercised such right. Any notice declaring Notes due shall be made by means of a notice in text format (Textform, e.g. email or fax) or in written form to be sent to the Issuer together with proof that such Holder at the time of such notice is a Holder of the relevant Notes by means of a certificate of the Holder’s Custodian (as defined in § 11(3)) pursuant to § 11(3)(a).

§ 8
The Agents

(1)                                 Initial Agents and Specified Offices.  The initial Paying Agents and Registrar (together the “Agents”) and their initial offices through which they act (the “Specified Offices”) are set forth at the end of these Terms and Conditions.

(2)                                 Change of Agents and their Specified Offices.  The Issuer reserves the right at any time to vary or terminate the appointment of the Paying Agents or Registrar or approve any change in the office through which they act, provided that there shall at all times be a Registrar and Paying Agent, and provided further that so long as the Notes are listed on any stock exchange(s) (and the rules of such stock exchange(s) so require), the Issuer shall maintain a Paying Agent with a Specified Office in the city in which such stock exchange(s) is (are) located. The Issuer shall give notice of any change in the Agents or their Specified Offices by publication in accordance with § 10.

(3)                                 No Legal Relationship.  The Agents in such capacity are acting exclusively as agents of the Issuer and do not have any legal relationship of whatever nature with the Registered Holder or the Holders and are not in any event accountable to the Registered Holder or any Holder.

§ 9
Further Issues

The Issuer reserves the right, from time to time without the consent of the Holders, to issue additional notes, on terms identical in all respects to those set forth herein (except that the date from which interest shall accrue may vary), so that such additional notes shall be consolidated with, form a single issue with and increase the aggregate principal amount of, the Notes. The term “Notes” shall, in the event of such increase, also include such additional notes.

§ 10
Notices

All notices regarding the Notes shall be published (a) in the Federal Republic of Germany in the Federal Gazette (Bundesanzeiger) and, to the extent legally required, in addition thereto, in any other form of media prescribed by law, and (b) also in a leading daily newspaper printed in the English language and of general circulation in New York City (expected to be The Wall Street Journal). Any notice will become effective for all purposes on the third day following the date of its publication, or, if published more than once or on different dates, on the third day following the date of first publication.

§ 11
Governing Law, Jurisdiction, Enforcement, Language

(1)                                 Governing Law.  The Notes, both as to form and content, as well as the rights and duties of the Holders and the Issuer shall be governed by and shall be construed in accordance with the laws of the Federal Republic of Germany. Any disposition of the Notes, including transfers and pledges executed between DTC participants and between DTC itself and DTC participants shall be governed by the laws of the State of New York.

(2)                                 Jurisdiction.  Any action or other legal proceedings arising out of or in connection with the Notes may exclusively be brought in the District Court (Landgericht) in Frankfurt am Main.

(3)                                 Enforcement.  Any Holder may in any proceedings against the Issuer or to which the Holder and the Issuer are parties protect and enforce in its own name its rights arising under its Notes on the basis of (a) a certificate issued by its Custodian (i) stating the full name and address of the Holder, (ii) specifying a principal amount of Notes credited on the date of such statement to such Holder’s securities account maintained with such Custodian and (iii) confirming that the Custodian has given a written notice to DTC and the Registrar containing the information pursuant to (i) and (ii) and bearing acknowledgements of DTC and the relevant DTC participant and (b) copies of the Global Certificates certified as being true copies by a duly authorized officer of DTC or the Registrar. For purposes of the foregoing, “Custodian” means any bank or other financial institution of recognized standing authorized to engage in securities custody business with which the Holder maintains a securities account in respect of any Notes and includes DTC and its participants, including any other clearing system which participates in DTC.

(4)                                 Language.  These Terms and Conditions are written in the English language and accompanied by a German language translation. The English text shall be controlling and binding. The German language translation is provided for convenience only.

[Registrar and Paying Agent

Deutsche Bank Trust Company Americas
Trust and Agency Services Division
Corporates Team
60 Wall Street, 27th Floor
New York, New York 10005

U.S.A.

Additional Paying Agent

Deutsche Bank Aktiengesellschaft
Taunusanlage 12
60325 Frankfurt am Main

Federal Republic of Germany]

[Paying Agent

The Bank of New York Mellon
225 Liberty Street
New York
NY 10286
U.S.A.

Registrar

The Bank of New York Mellon SA/NV, Luxembourg Branch
Vertigo Building — Polaris
2 — 4 rue Eugene Ruppert
L-2453 Luxembourg

Additional Paying Agent

The Bank of New York Mellon Filiale Frankfurt am Main
Messe Turm
Friedrich-Ebert-Anlage 49
60327 Frankfurt am Main
Federal Republic of Germany]

Schedule 1.2

Non-binding German Translation of the

TERMS AND CONDITIONS OF USD NOTES

ANLEIHEBEDINGUNGEN DER USD-SCHULDVERSCHREIBUNGEN

§ 1
Allgemeine Bestimmungen

(1)                                 Gesamtnennbetrag und Stückelung. Die         % Globalanleihe fällig         der KfW, Frankfurt am Main, Bundesrepublik Deutschland (die “Emittentin”) im Gesamtnennbetrag von

U.S.$

ist in               untereinander gleichberechtigte Teilschuldverschreibungen in einer Stückelung von je U.S.$ [1.000] (die “Schuldverschreibungen”) eingeteilt.

(2)                                 Globalurkunde. Schuldverschreibungen. Form.  Die Schuldverschreibungen werden durch eine oder mehrere Dauerglobalurkunden ohne Zinsscheine (die “Globalurkunden”) verbrieft. Die Globalurkunden werden von der [Deutsche Bank Trust Company Americas, New York] [The Bank of New York Mellon, New York] oder einem etwaigen Rechtsnachfolger als Verwahrer für The Depository Trust Company, New York (“DTC”) verwahrt, bis sämtliche Verpflichtungen der Emittentin aus den Schuldverschreibungen erfüllt sind. Die Globalurkunden sind als Namenspapiere auf den Namen von Cede & Co. als dem Beauftragten von DTC (der “Eingetragene Gläubiger”) ausgestellt und in ein Register (das “Register”) eingetragen, welches von der Registerstelle (wie in § 8 definiert) geführt wird und verbriefen die Schuldverschreibungen, die den von teilnehmenden Finanzinstituten geführten Konten bei DTC gutgeschrieben sind. Jede Person, die letztendlich Inhaberin einer Schuldverschreibung ist, wird als “Anleihegläubiger” bezeichnet. Die Globalurkunden tragen jeweils die eigenhändigen Unterschriften zweier ordnungsgemäß bevollmächtigter Vertreter der Emittentin und sind jeweils von der Registerstelle oder in deren Namen mit einer handschriftlichen Kontrollunterschrift versehen. Kopien der Globalurkunden sind bei den Zahlstellen (wie in § 8 definiert) kostenlos erhältlich. Einzelurkunden und Zinsscheine über einzelne Schuldverschreibungen werden nicht ausgegeben, es sei denn DTC ist nicht mehr in der Lage oder bereit, ihre Dienste weiterhin anzubieten und ein Nachfolger des Verwahrers der DTC-Globalurkunde wird nicht ernannt. In diesem Fall kann ein Anleihegläubiger die Ausgabe von Einzelurkunden über seine Schuldverschreibungen und zugehörigen Zinsscheinen verlangen.

(3)                                 Übertragung. Die Schuldverschreibungen können durch DTC oder deren Teilnehmer übertragen werden. Übertragungen von Schuldverschreibungen setzen entsprechende Depotbuchungen voraus.

§ 2
Status

Die Schuldverschreibungen begründen nicht besicherte und nicht nachrangige Verbindlichkeiten der Emittentin und stehen im gleichen Rang mit allen anderen gegenwärtigen und zukünftigen nicht besicherten und nicht nachrangigen Verbindlichkeiten der Emittentin, soweit nicht zwingende gesetzliche Bestimmungen etwas anderes vorschreiben.

§ 3
Zinsen

(1)                                 Zinssatz und Fälligkeit.  Die Schuldverschreibungen werden vom              an mit jährlich        % verzinst. Die Verzinsung der Schuldverschreibungen endet mit dem Ablauf des Tages, der dem Tag vorangeht, an dem sie zur Rückzahlung fällig werden. Die Zinsen sind in zwei gleichen halbjährlichen Zahlungen [Einzufügen im Falle einer kurzen oder langen ersten Zinsperiode: (vorbehaltlich des letzten Satzes dieses Absatzes)] nachträglich am         und               zur Zahlung fällig. Der erste Zinszahlungstermin ist der              [Einzufügen im Falle einer kurzen oder langen ersten Zinsperiode: für den Zeitraum vom                (einschließlich) bis zum                 (ausschließlich). Der Zinsbetrag für diesen Zeitraum beläuft sich auf U.S.D.                    für den Gesamtnennbetrag der Schuldverschreibungen.]

(2)                                 Verzug. Sofern die Emittentin die Schuldverschreibungen nicht am Fälligkeitstag (wie in § 5(4) unten definiert) zurückzahlt, werden die Schuldverschreibungen, vorbehaltlich der Bestimmungen des § 5(3), vom Fälligkeitstag bis zur tatsächlichen Rückzahlung der Schuldverschreibungen zum gesetzlichen Verzugszinssatz verzinst.

(3)                                 Stückzinsen. Sind Zinsen auf einen Zeitraum zu berechnen, der nicht ein Jahr ist (der “Zinsberechnungszeitraum”), so werden sie auf der Grundlage eines Jahres von 360 Tagen bestehend aus zwölf Monaten von je 30 Tagen ermittelt (es sei denn, (A) der letzte Tag des Zinsberechnungszeitraums fällt auf den 31. Tag eines Monates, während der erste Tag des Zinsberechnungszeitraumes weder auf den 30. noch auf den 31. Tag eines Monats fällt, wobei in diesem Fall der diesen Tag enthaltende Monat nicht als ein auf 30 Tage gekürzter Monat zu behandeln ist, oder (B) der letzte Tag des Zinsberechnungszeitraumes fällt auf den letzten Tag des Monats Februar, wobei in diesem Fall der Monat Februar nicht als ein auf 30 Tage verlängerter Monat zu behandeln ist).

§ 4
Fälligkeit; [Vorzeitige Rückzahlung;] Rückkauf

(1)                                 Die Schuldverschreibungen sind am [Datum] zu ihrem Gesamtnennbetrag zurückzuzahlen. Vorbehaltlich der Bestimmungen in [einzufügen im Falle eines vorzeitigen Rückzahlungsrechts: § 4(2) unten und] § 7 ist weder die Emittentin noch ein Anleihegläubiger berechtigt, die Schuldverschreibungen vor ihrer Fälligkeit zur Rückzahlung zu kündigen.

[Einzufügen im Falle eines vorzeitigen Rückzahlungsrechts: (2)                                         Die Schuldverschreibungen können am [Datum] nach Wahl der Emittentin insgesamt, jedoch nicht teilweise, mit einer Vorankündigungsfrist von mindestens fünf New Yorker Geschäftstagen (wie in § 5(3) unten definiert) durch Bekanntmachung gemäß § 10 zum Gesamtnennbetrag zusammen mit den aufgelaufenen Zinsen bis zum vorzeitigen Rückzahlungstag (ausschließlich) zur Rückzahlung gekündigt werden.]

[(3)]                         Die Emittentin ist berechtigt, Schuldverschreibungen jederzeit im Markt oder anderweitig zu jedem beliebigen Preis zu kaufen und wieder zu verkaufen. Die so von der Emittentin erworbenen und nicht wieder verkauften Schuldverschreibungen können nach Wahl der Emittentin von ihr gehalten oder bei der Zahlstelle zwecks Entwertung eingereicht werden.

§ 5
Zahlungen

(1)                                 Zahlungen.  (a)  Zahlungen von Kapital und Zinsen auf die Schuldverschreibungen erfolgen am jeweiligen Zahlungstag (wie in § 5(4) unten beschrieben) in United States Dollars an den Eingetragenen Gläubiger, der bei Geschäftsschluss am jeweiligen Stichtag (wie in § 5(2) unten beschrieben) in das von der Registerstelle geführte Register eingetragen ist oder nach dessen Order. Die Beträge werden durch die jeweiligen DTC-Teilnehmer an die Anleihegläubiger zum Stichtag verteilt.

(b)                                 Zahlungen der oder im Namen der Emittentin an den Eingetragenen Gläubiger, der bei Geschäftsschluss am jeweiligen Stichtag eingetragen ist, oder nach dessen Order befreien die Emittentin in Höhe der geleisteten Zahlungen von ihren Verbindlichkeiten aus den Schuldverschreibungen.

(2)                                 Stichtag.  Der Stichtag (der “Stichtag”) für die Zwecke von Zahlungen (wie in § 5(1) oben bestimmt) von Kapital und Zinsen ist hinsichtlich jeder derartigen Zahlung der zehnte New Yorker Geschäftstag vor dem jeweiligen Zahlungstag.

(3)                                 Geschäftstage.  Ist ein Fälligkeitstag für die Zahlung von Kapital oder Zinsen an den Eingetragenen Gläubiger oder nach dessen Order kein New Yorker Geschäftstag, so wird die betreffende Zahlung erst am nächsten Tag, der ein New Yorker Geschäftstag ist, geleistet, ohne dass wegen dieser Zahlungsverzögerung zusätzliche Zinsen gezahlt werden. Ein “New Yorker Geschäftstag” ist jeder Tag (außer einem Samstag oder Sonntag), der weder ein gesetzlicher Feiertag noch ein Tag ist, an dem Banken berechtigt oder gesetzlich, durch Vorschrift oder durch Anordnung verpflichtet sind, in New York City zu schließen.

(4)                                 Zahlungstag und Fälligkeitstag. Im Sinne dieser Anleihebedingungen ist “Zahlungstag” der Tag, an dem, gegebenenfalls aufgrund einer Anpassung gemäß vorstehendem § 5(3), die Zahlung tatsächlich zu leisten ist, und “Fälligkeitstag” der vorgesehene Zinszahlungstermin oder Tag der Fälligkeit der Schuldverschreibung ohne Berücksichtigung einer solchen Anpassung.

§ 6
Steuern

Sämtliche Zahlungen der Emittentin auf die Schuldverschreibungen sind ohne Abzug oder Einbehalt von Steuern oder sonstigen Abgaben zu leisten, es sei denn, die Emittentin ist rechtlich verpflichtet, solche Steuern oder Abgaben abzuziehen oder einzubehalten. Fallen derartige Abzüge oder Einbehalte an, so ist die Emittentin nicht verpflichtet, irgendwelche zusätzlichen Beträge auf die Schuldverschreibungen zu zahlen.

§ 7
Kündigung durch Anleihegläubiger

Jeder Anleihegläubiger ist berechtigt, seine Schuldverschreibungen zur Rückzahlung zum Nennbetrag zuzüglich bis zum Rückzahlungstag aufgelaufener Zinsen zu kündigen, falls die Emittentin nach Maßgabe dieser Anleihebedingungen zahlbare Beträge nicht innerhalb von 30 Tagen nach dem betreffenden Fälligkeitstag zahlt. Das Kündigungsrecht erlischt, wenn die Emittentin die betreffende Zahlung an den Eingetragenen Gläubiger oder nach dessen Order geleistet hat, bevor der Anleihegläubiger das Kündigungsrecht ausgeübt hat. Die Kündigung zur Rückzahlung hat in der Weise zu erfolgen, dass der Anleihegläubiger der Emittentin eine Kündigungserklärung in Textform (z.B. eMail oder Fax) oder in schriftlicher Form sendet und dabei durch eine Bescheinigung seiner Depotbank (wie in § 11(3) definiert) gemäß § 11(3)(a) nachweist, dass er im Zeitpunkt der Kündigung Anleihegläubiger der betreffenden Schuldverschreibungen ist.

§ 8
Die Erfüllungsgehilfen

(1)                                 Anfängliche Erfüllungsgehilfen und bezeichnete Geschäftsstellen.  Die anfänglichen Zahlstellen und die anfängliche Registerstelle (zusammen die “Erfüllungsgehilfen”) und ihre anfänglichen Geschäftsstellen, durch welche sie handeln (die “Bezeichneten Geschäftsstellen”), sind am Ende dieser Anleihebedingungen aufgeführt.

(2)                                 Änderung der Erfüllungsgehilfen und ihrer Bezeichneten Geschäftsstellen. Die Emittentin behält sich das Recht vor, jederzeit die Bestellung der Zahlstellen oder der Registerstelle zu ändern oder zu beenden oder einer Änderung der Geschäftsstellen, durch welche sie handeln, zuzustimmen, vorausgesetzt, dass stets eine Registerstelle und eine Zahlstelle vorhanden sein muss, und weiter vorausgesetzt, dass solange die Schuldverschreibungen an einer Börse oder Börsen zugelassen sind (und die Regeln dieser Börse(n) es erfordern), die Emittentin eine Zahlstelle mit Bezeichneter Geschäftsstelle an dem Börsenort bzw. den Börsenorten zu unterhalten hat. Die Emittentin hat jede Änderung in der Person der Erfüllungsgehilfen oder ihrer Bezeichneten Geschäftsstellen durch Veröffentlichung gemäß § 10 bekannt zu machen.

(3)                                 Keine Rechtsbeziehungen.  Die Erfüllungsgehilfen handeln als solche ausschließlich als Erfüllungsgehilfen der Emittentin und haben keinerlei rechtliche Beziehung welcher Art auch immer mit dem Eingetragenen Gläubiger oder einem Anleihegläubiger und sind diesen gegenüber in keinem Fall verantwortlich.

§ 9
Begebung weiterer Schuldverschreibungen

Die Emittentin behält sich vor, von Zeit zu Zeit ohne Zustimmung der Anleihegläubiger weitere Schuldverschreibungen mit gleicher Ausstattung (gegebenenfalls mit Ausnahme des Tages des Verzinsungsbeginns) in der Weise zu begeben, dass sie mit den

Schuldverschreibungen zusammengefasst werden, eine einheitliche Emission mit ihnen bilden und ihren Gesamtnennbetrag erhöhen. Der Begriff “Schuldverschreibungen” umfasst im Fall einer solchen Erhöhung auch solche zusätzlichen Schuldverschreibungen.

§ 10
Bekanntmachungen

Alle Bekanntmachungen, die die Schuldverschreibungen betreffen, erfolgen (a) in der Bundesrepublik Deutschland im Bundesanzeiger, und, soweit darüber hinaus rechtlich erforderlich, in den weiteren gesetzlich bestimmten Medien, und (b) zusätzlich in einer in englischer Sprache erscheinenden und in New York City allgemein verbreiteten führenden Tageszeitung (voraussichtlich The Wall Street Journal). Sämtliche Bekanntmachungen werden wirksam am dritten Tag, der auf die Veröffentlichung folgt oder, sofern die Veröffentlichung mehr als einmal oder an verschiedenen Tagen erfolgt, am dritten Tag, der auf die erste Veröffentlichung folgt.

§ 11
Anwendbares Recht; Gerichtsstand;
Geltendmachung von Ansprüchen; Sprache

(1)                                 Anwendbares Recht.  Form und Inhalt der Schuldverschreibungen, die Rechte und Pflichten der Anleihegläubiger und der Emittentin bestimmen sich in jeder Hinsicht nach deutschem Recht. Jede Verfügung über bei der DTC verwahrte Schuldverschreibungen, einschließlich Übertragungen und Verpfändungen, die zwischen DTC-Teilnehmern und zwischen der DTC selbst und DTC-Teilnehmern durchgeführt werden, unterliegen dem Recht des Staates New York.

(2)                                 Gerichtsstand. Zuständig für alle Klagen oder sonstigen Verfahren aus oder im Zusammenhang mit den Schuldverschreibungen ist ausschließlich das Landgericht in Frankfurt am Main.

(3)                                 Geltendmachung von Ansprüchen. Jeder Anleihegläubiger kann in Rechtsstreitigkeiten gegen die Emittentin oder in Rechtsstreitigkeiten, an denen der Anleihegläubiger und die Emittentin beteiligt sind, im eigenen Namen seine Rechte aus den ihm zustehenden Schuldverschreibungen unter Vorlage folgender Unterlagen wahrnehmen und durchsetzen: (a) einer Bescheinigung seiner Depotbank, die (i) den vollen Namen und die volle Anschrift des Anleihegläubigers bezeichnet, (ii) einen Nennbetrag von Schuldverschreibungen angibt, die am Ausstellungstag dieser Bescheinigung dem bei dieser Depotbank bestehenden Depot des Anleihegläubigers gutgeschrieben sind, und (iii) bestätigt, dass die Depotbank der DTC sowie der Registerstelle eine schriftliche Mitteilung gemacht hat, die die Angaben gemäß (i) und (ii) enthält, und Bestätigungsvermerke der DTC sowie des betroffenen DTC-Teilnehmers trägt, sowie (b) von einem Vertretungsberechtigten der DTC oder der Registerstelle beglaubigte Ablichtungen der Globalurkunden. Im Sinne der vorstehenden Bestimmungen ist “Depotbank” ein Bank- oder sonstiges Finanzinstitut (einschließlich DTC und ihrer Teilnehmer, einschließlich jedes anderen Clearing Systems, das DTC Teilnehmer ist) von allgemein anerkanntem Ansehen, das eine Genehmigung für das Wertpapier-Depotgeschäft hat und bei dem der Anleihegläubiger Schuldverschreibungen im Depot verwahren lässt.

(4)                                 Sprache.  Diese Anleihebedingungen sind in englischer Sprache abgefasst. Eine Übersetzung in die deutsche Sprache ist beigefügt. Der englische Text ist verbindlich und maßgeblich. Die Übersetzung in die deutsche Sprache ist unverbindlich.

[Registerstelle und Zahlstelle

Deutsche Bank Trust Company Americas
Trust and Agency Services Division
Corporates Team
60 Wall Street, 27th Floor
New York, New York 10005

U.S.A.

Zusätzliche Zahlstelle

Deutsche Bank Aktiengesellschaft
Taunusanlage 12
60325 Frankfurt am Main

Bundesrepublik Deutschland]

[Zahlstelle

The Bank of New York Mellon
225 Liberty Street
New York
NY 10286
U.S.A.

Registerstelle

The Bank of New York Mellon SA/NV, Luxembourg Branch
Vertigo Building — Polaris
2 — 4 rue Eugene Ruppert
L-2453 Luxembourg

Zusätzliche Zahlstelle

The Bank of New York Mellon Filiale Frankfurt am Main
Messe Turm
Friedrich-Ebert-Anlage 49
60327 Frankfurt am Main
Bundesrepublik Deutschland]

Schedule 1.3

English Language Version of the
TERMS AND CONDITIONS OF CAD NOTES

§ 1
General Provisions

(1)                                 Aggregate Principal Amount and Denomination.  The issue of the             % Global Notes due             of KfW, Frankfurt am Main, Federal Republic of Germany (the “Issuer”) in the aggregate principal amount of

CAD

is divided into             notes in the denomination of CAD [1,000] each, which rank pari passu among themselves (the “Notes”).

(2)                                 Global Certificate, Notes and Form.  The Notes are represented by one or more permanent global certificates without interest coupons (the “Global Certificates”). The Global Certificates are kept in custody by [Deutsche Bank Trust Company Americas, New York] [The Bank of New York Mellon, New York], or any successor, as custodian for The Depository Trust Company, New York (“DTC”) until all obligations of the Issuer under the Notes have been satisfied. The Global Certificates are issued in registered form in the name of Cede & Co., as nominee of DTC (the “Registered Holder”), recorded in a register (the “Register”) kept by the Registrar (as defined in § 8) and represent the Notes credited to accounts maintained with DTC by financial institutions that are participants in DTC. Each person ultimately holding a Note is referred to as a “Holder”. Each Global Certificate is manually signed by two authorized representatives of the Issuer and manually authenticated by or on behalf of the Registrar. Copies of the Global Certificates are available free of charge at the Paying Agent (as defined in § 8). Definitive certificates and interest coupons for individual Notes shall not be issued, unless DTC is unable or unwilling to continue providing its services and a successor securities depository is not obtained. In such a case, a Holder may request the issue of definitive certificates representing its individual Notes and corresponding interest coupons.

(3)                                 Transfer.  The Notes may be transferred through DTC or its participants. Transfers of Notes shall require appropriate entries in securities accounts.

§ 2
Status

The Notes constitute unsecured and unsubordinated obligations of the Issuer and rank pari passu with all other present and future unsecured and unsubordinated obligations of the Issuer, but subject to any applicable mandatory statutory exceptions.

§ 3
Interest

(1)                                 Interest Rate and Due Dates.  The Notes bear interest at the rate of             % per annum as from            . The Notes shall cease to bear interest upon the end of the day preceding the day on which they become due for redemption. Interest shall be payable in two equal semi-annual installments [Insert in case of short or long first coupon:, subject to the last sentence of this subsection,] in arrears on             and            . The first interest payment date will be             [Insert in case of short or long first coupon: for the period commencing on             (inclusive) and ending on             (exclusive). The interest amount for this period shall total CAD             for the aggregate principal amount of the Notes.]

(2)                                 Late Payment.  Should the Issuer fail to redeem the Notes on the due date (as defined in § 5(4) below) therefor, interest on the Notes shall, subject to the provisions of § 5(2) and § 5(4), accrue beyond the due date until actual redemption of the Notes at the default rate of interest established by law.

(3)                                 Accrued Interest. Whenever it is necessary to compute any amount of accrued interest in respect of the Notes for a period of less than one full year, other than with respect to regular semi-annual interest payments, such interest shall be calculated on the basis of the actual number of days in the period and a year of 365 or 366 days, as the case may be.

§ 4
Maturity, [Early Redemption,] Repurchase

(1)                                 The Notes shall be redeemed at their aggregate principal amount on [Date]. Subject to the provisions of [insert in case of a call option: § 4(2) below and] § 7, neither will the Issuer be entitled to redeem the Notes nor will any Holder be entitled to demand the repayment of the Notes prior to their stated maturity.

[Insert in the case of a call option: (2)                                   The Notes may be redeemed, as a whole but not in part, on [Date] at the option of the Issuer upon not less than five New York Business Days (as defined in § 5(3) below) prior written notice given in accordance with § 10 at the aggregate principal amount together with interest accrued to, but excluding, the early redemption date.]

[(3)]                         The Issuer may at any time purchase and resell Notes in the open market or otherwise at any price. Notes so purchased and not resold by the Issuer may, at the option of the Issuer, be held or surrendered to the Paying Agent for cancellation.

§ 5
Payments

(1)                                 Payments. (a) Payments of principal of, and interest on, the Notes shall be made on the relevant payment date (as described in § 5(5) below) to, or to the order of, the Registered Holder registered at the close of business on the relevant Record Date (as defined § 5(3) below) in the Register kept by the Registrar in U.S. dollars or CAD as set forth below. The funds will be distributed through the relevant DTC participants to the Holders as of the Record Date.

(b)                                 Any Holder shall receive payments of principal and interest in respect of the Notes in U.S. dollars, unless such Holder elects to receive payments in CAD in accordance with the procedures set out below. To the extent that Holders shall not have made such election in respect of any payment of principal or interest and provided that there is no event as described in § 5(2) below, the aggregate amount designated for all such Holders in respect of such payment (the “CAD Conversion Amount”) shall be converted by the Paying Agent into U.S. dollars and paid by wire transfer of same day funds to, or to the order of, the Registered Holder for payment through DTC’s settlement system to the relevant DTC participants. All costs of any such conversion shall be deducted from such payments. Any such conversion shall be based on the bid quotation of the Paying Agent, at or prior to 11:00 a.m. (New York City time), on the second Conversion Business Day preceding the relevant payment date, for the purchase by the Paying Agent of the CAD Conversion Amount with U.S. dollars for settlement on such payment date. Conversion Business Day means a day which is a New York Business Day, a Toronto Business Day and a Frankfurt Business Day (all as defined in § 5(4) below). If such bid quotation is not available, the Paying Agent shall obtain a bid quotation from a leading foreign exchange bank in New York City selected by the Paying Agent for such purpose. If no bid quotation from a leading foreign exchange bank is available, payment of the CAD Conversion Amount will be made in CAD to the account or accounts specified by DTC to the Paying Agent. Until such account or accounts are so specified, the funds still held by the Paying Agent shall bear interest at the rate of interest quoted by the Paying Agent for deposits with it on an overnight basis, to the extent that the Paying Agent is reasonably able to reinvest such funds.

(c)                                  Any Holder may elect to receive payment of principal and interest with respect to the Notes in CAD by causing DTC, through the relevant DTC participant, to notify the Paying Agent by the time specified below of (i) such Holder’s election to receive all or a portion of such payment in CAD and (ii) wire transfer instructions to a CAD account. Such election in respect of any payment shall be made by the Holder at the time and in the manner required by the DTC procedures applicable from time to time and shall, in accordance with such procedures, be irrevocable. DTC’s notification of such election, wire transfer instructions and of the amount payable in CAD pursuant to this subsection (1)(c) must be received by the Paying Agent prior to 5:00 p.m. (New York City time) on the fifth New York Business Day following the relevant Record Date in the case of interest and prior to 5:00 p.m. (New York time) on the eighth New York Business Day prior to the payment date (as defined in § 5(5) below) for the payment of principal. Any payments under this § 5(1)(c) in CAD shall be made by wire transfer of same day funds to CAD accounts designated by DTC.

(d)                                 All payments made by or on behalf of the Issuer to, or to the order of, the Registered Holder at the close of business on the relevant Record Date shall discharge the liability of the Issuer under the Notes to the extent of the sums so paid.

(2)                                 Availability of CAD. If the Issuer determines (i) that any amount payable on a relevant payment date in CAD or any successor currency to it provided for by law (the “Successor Currency”) is not available to it in freely negotiable and convertible funds for reasons beyond the Issuer’s control, (ii) that CAD or the Successor Currency is no longer used for the settlement of international financial transactions, (iii) that the settlement of payments in CAD or the Successor Currency by a clearing system may not be effected or is disrupted on a relevant payment date, or (iv) that due to other reasons beyond the Issuer’s control either any amount in CAD or the Successor Currency payable on a relevant payment date is not available to the Issuer, or payments of such amounts may not be effected, the Issuer may fulfill its payment obligations by making such payment in U.S. dollars on, or as soon as reasonably practicable after, the respective payment date on the basis of the applicable exchange rate. No further interest or any other payment shall be due as a result thereof. The applicable exchange rate for CAD or the Successor Currency is (i) if available, the noon dollar buying rate in New York City for cable transfers for CAD or the Successor Currency on the second New York Business Day preceding the particular payment date as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York, or any successor rate thereto, (ii) if the rate under (i) is not available, the spot foreign exchange rate at which CAD or the Successor Currency is offered in exchange for U.S. dollars at noon, Frankfurt time, on the second Conversion Business Day preceding the date on which the payment is effected, or (iii) if the rate under (ii) is not available, the spot foreign exchange rate for CAD or the Successor Currency as determined by the Issuer in its equitable discretion.

(3)                                 Record Date. The record date (the “Record Date”) for purposes of payments (as determined in § 5(1) above) of principal and interest shall be, in respect of each such payment, the tenth New York Business Day prior to the relevant payment date.

(4)                                 Business Days. If any due date for payment of principal or interest in CAD in respect of any Note to, or to the order of, the Registered Holder is not a Toronto Business Day, such payment shall not be made until the next following Toronto Business Day, and no further interest shall be paid in respect of the delay in such payment. If any date for payment of principal or interest in U.S. dollars in respect of any Note to, or to the order of, the Registered Holder is not a Toronto Business Day or not a New York Business Day, such payment shall not be made until the next day which is both a Toronto Business Day and a New York Business Day, and no further interest shall be paid in respect of the delay in such payment. “New York Business Day” means any day (other than a Saturday or Sunday), that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in New York City. “Toronto Business Day” means any day (other than a Saturday or Sunday) on which credit institutions are open for business in Toronto. “Frankfurt Business Day” means any day (other than a Saturday or Sunday) on which credit institutions are open for business in Frankfurt am Main.

(5)                                 Payment Date and Due Date. For the purposes of these Terms and Conditions “payment date” means the day on which the payment is actually to be made, where applicable as adjusted in accordance with the above § 5(4), and “due date” means the interest payment date or the maturity date provided for herein, without taking account of any such adjustment.

§ 6
Taxes

All payments by the Issuer in respect of the Notes shall be made without deduction or withholding of taxes or other duties, unless such deduction or withholding is required by law. In the event of such deduction or withholding, the Issuer shall not be required to pay any additional amounts in respect of the Notes.

§ 7
Termination for Default

Any Holder may, at its option declare its Notes due and demand repayment thereof at their principal amount plus interest accrued to the date of repayment if the Issuer shall fail to pay any amount payable hereunder within 30 days from the relevant due date. The right to declare Notes due shall cease if the Issuer has made payment to, or to the order of, the Registered Holder before the Holder has exercised such right. Any notice declaring Notes due shall be made by means of a notice in text format (Textform, e.g. email or fax) or in written form to be sent to the Issuer together with proof that such Holder at the time of such notice is a Holder of the relevant Notes by means of a certificate of the Holder’s Custodian (as defined in § 11(3)) pursuant to § 11(3)(a).

§ 8
The Agents

(1)                                 Initial Agents and Specified Offices.  The initial Paying Agents and Registrar (together the “Agents”) and their initial offices through which they act (the “Specified Offices”) are set forth at the end of these Terms and Conditions.

(2)                                 Change of Agents and their Specified Offices. The Issuer reserves the right at any time to vary or terminate the appointment of the Paying Agents or Registrar or approve any change in the office through which they act, provided that there shall at all times be a Registrar and Paying Agent, and provided further that so long as the Notes are listed on any stock exchange(s) (and the rules of such stock exchange(s) so require), the Issuer shall maintain a Paying Agent with a Specified Office in the city in which such stock exchange(s) is (are) located. The Issuer shall give notice of any change in the Agents or their Specified Offices by publication in accordance with § 10.

(3)                                 No Legal Relationship. The Agents in such capacity are acting exclusively as agents of the Issuer and do not have any legal relationship of whatever nature with the Registered Holder or the Holders and are not in any event accountable to the Registered Holder or any Holder.

§ 9
Further Issues

The Issuer reserves the right, from time to time without the consent of the Holders, to issue additional notes, on terms identical in all respects to those set forth herein (except that the date from which interest shall accrue may vary), so that such additional notes shall be consolidated with, form a single issue with and increase the aggregate principal amount of, the Notes. The term “Notes” shall, in the event of such increase, also include such additional notes.

§ 10
Notices

All notices regarding the Notes shall be published (a) in the Federal Republic of Germany in the Federal Gazette (Bundesanzeiger) and, to the extent legally required, in addition thereto, in any other form of media prescribed by law, and (b) also in a leading daily newspaper printed in the English language and of general circulation in New York City (expected to be The Wall Street Journal), and (c) a leading daily newspaper printed in the English language and of general circulation in Canada (expected to be the The Globe and Mail). Any notice will become effective for all purposes on the third day following the date of its publication, or, if published more than once or on different dates, on the third day following the date of first publication.

§ 11
Governing Law, Jurisdiction, Enforcement, Language

(1)                                 Governing Law.  The Notes, both as to form and content, as well as the rights and duties of the Holders and the Issuer shall be governed by and shall be construed in accordance with the laws of the Federal Republic of Germany. Any disposition of the Notes, including transfers and pledges, executed between DTC participants and between DTC itself and DTC participants shall be governed by the laws of the State of New York.

(2)                                 Jurisdiction.  Any action or other legal proceedings arising out of or in connection with the Notes may exclusively be brought in the District Court (Landgericht) in Frankfurt am Main.

(3)                                 Enforcement.  Any Holder may in any proceedings against the Issuer or to which the Holder and the Issuer are parties protect and enforce in its own name its rights arising under its Notes on the basis of (a) a certificate issued by its Custodian (i) stating the full name and address of the Holder, (ii) specifying a principal amount of Notes credited on the date of such statement to such Holder’s securities account maintained with such Custodian and (iii) confirming that the Custodian has given a written notice to DTC and the Registrar containing the information pursuant to (i) and (ii) and bearing acknowledgements of DTC and the relevant DTC participant and (b) copies of the Global Certificates certified as being true copies by a duly authorized officer of DTC or the Registrar. For purposes of the foregoing, “Custodian” means any bank or other financial institution of recognized standing authorized to engage in securities custody business with which the Holder maintains a securities account in respect of any Notes and includes DTC and its participants, including any other clearing system which participates in DTC.

(4)                                 Language.  These Terms and Conditions are written in the English language and accompanied by a German language translation. The English text shall be controlling and binding. The German language translation is provided for convenience only.

[Registrar and Paying Agent

Deutsche Bank Trust Company Americas
Trust and Agency Services Division

Corporates Team

60 Wall Street, 27th Floor

New York, New York 10005

U.S.A.

Additional Paying Agent

Deutsche Bank Aktiengesellschaft

Taunusanlage 12

60325 Frankfurt am Main

Federal Republic of Germany]

[Paying Agent

The Bank of New York Mellon
225 Liberty Street
New York
NY 10286
U.S.A.

Registrar

The Bank of New York Mellon SA/NV, Luxembourg Branch
Vertigo Building — Polaris
2 — 4 rue Eugene Ruppert
L-2453 Luxembourg

Additional Paying Agent

The Bank of New York Mellon Filiale Frankfurt am Main
Messe Turm
Friedrich-Ebert-Anlage 49
60327 Frankfurt am Main
Federal Republic of Germany]

Schedule 1.4

Non-binding German Translation of the

TERMS AND CONDITIONS OF CAD NOTES

ANLEIHEBEDINGUNGEN FÜR CAD-SCHULDVERSCHREIBUNGEN

§ 1
Allgemeine Bestimmungen

(1)                                 Gesamtnennbetrag und Stückelung. Die             % Globalanleihe fällig             der KfW, Frankfurt am Main, Bundesrepublik Deutschland (die “Emittentin”) im Gesamtnennbetrag von

CAD

ist in             untereinander gleichberechtigte Teilschuldverschreibungen in einer Stückelung von je CAD [1.000] (die “Schuldverschreibungen”) eingeteilt.

(2)                                 Globalurkunde. Schuldverschreibungen. Form.  Die Schuldverschreibungen werden durch eine oder mehrere Dauerglobalurkunden ohne Zinsscheine (die “Globalurkunden”) verbrieft. Die Globalurkunden werden von der [Deutsche Bank Trust Company Americas, New York] [The Bank of New York Mellon, New York] oder einem etwaigen Rechtsnachfolger als Verwahrer für The Depository Trust Company, New York (“DTC”) verwahrt, bis sämtliche Verpflichtungen der Emittentin aus den Schuldverschreibungen erfüllt sind. Die Globalurkunden sind als Namenspapiere auf den Namen von Cede & Co. als dem Beauftragten von DTC (der “Eingetragene Gläubiger”) ausgestellt und in ein Register (das “Register”) eingetragen, welches von der Registerstelle (wie in § 8 definiert) geführt wird und verbriefen die Schuldverschreibungen, die den von teilnehmenden Finanzinstituten geführten Konten bei DTC gutgeschrieben sind. Jede Person, die letztendlich Inhaberin einer Schuldverschreibung ist, wird als “Anleihegläubiger” bezeichnet. Die Globalurkunden tragen jeweils die eigenhändigen Unterschriften zweier ordnungsgemäß bevollmächtigter Vertreter der Emittentin und sind jeweils von der Registerstelle oder in deren Namen mit einer handschriftlichen Kontrollunterschrift versehen. Kopien der Globalurkunden sind bei den Zahlstellen (wie in § 8 definiert) kostenlos erhältlich. Einzelurkunden und Zinsscheine über einzelne Schuldverschreibungen werden nicht ausgegeben, es sei denn DTC ist nicht mehr in der Lage oder bereit, ihre Dienste weiterhin anzubieten und ein Nachfolger des Verwahrers der DTC-Globalurkunde wird nicht ernannt. In diesem Fall kann ein Anleihegläubiger die Ausgabe von Einzelurkunden über seine Schuldverschreibungen und zugehörigen Zinsscheinen verlangen.

(3)                                 Übertragung. Die Schuldverschreibungen können durch DTC oder deren Teilnehmer übertragen werden. Übertragungen von Schuldverschreibungen setzen entsprechende Depotbuchungen voraus.

§ 2
Status

Die Schuldverschreibungen begründen nicht besicherte und nicht nachrangige Verbindlichkeiten der Emittentin und stehen im gleichen Rang mit allen anderen gegenwärtigen und zukünftigen nicht besicherten und nicht nachrangigen Verbindlichkeiten der Emittentin, soweit nicht zwingende gesetzliche Bestimmungen etwas anderes vorschreiben.

§ 3
Zinsen

(1)                                 Zinssatz und Fälligkeit.  Die Schuldverschreibungen werden vom             an mit jährlich             % verzinst. Die Verzinsung der Schuldverschreibungen endet mit dem Ablauf des Tages, der dem Tag vorangeht, an dem sie zur Rückzahlung fällig werden. Die Zinsen sind in zwei gleichen halbjährlichen Zahlungen [Einzufügen im Falle einer kurzen oder langen ersten Zinsperiode: (vorbehaltlich des letzten Satzes dieses Absatzes)] nachträglich am             und             zur Zahlung fällig. Der erste Zinszahlungstermin ist der             [Einzufügen im Falle einer kurzen oder langen ersten Zinsperiode: für den Zeitraum vom             (einschließlich) bis zum             (ausschließlich). Der Zinsbetrag für diesen Zeitraum beläuft sich auf CAD             für den Gesamtnennbetrag der Schuldverschreibungen.]

(2)                                 Verzug. Sofern die Emittentin die Schuldverschreibungen nicht am Fälligkeitstag (wie in § 5(4) unten definiert) zurückzahlt, werden die Schuldverschreibungen, vorbehaltlich der Bestimmungen des § 5(2) und § 5(4), vom Fälligkeitstag bis zur tatsächlichen Rückzahlung der Schuldverschreibungen zum gesetzlichen Verzugszinssatz verzinst.

(3)                                 Stückzinsen. Sind Beträge von Stückzinsen in bezug auf die Schuldverschreibungen (ausser regulären halbjährlichen Zinszahlungen) für einen Zeitraum von weniger als einem Jahr zu berechnen, so werden diese auf der Grundlage der tatsächlichen Anzahl von Tagen in diesem Zeitraum und eines Jahres von 365 oder 366 Tagen ermittelt.

§ 4
Fälligkeit; [Vorzeitige Rückzahlung;] Rückkauf

(1)                                 Die Schuldverschreibungen sind am [Datum] zu ihrem Gesamtnennbetrag zurückzuzahlen. Vorbehaltlich der Bestimmungen in [Einzufügen im Falle eines vorzeitigen Rückzahlungsrechts: § 4(2) unten und] § 7 ist weder die Emittentin noch ein Anleihegläubiger berechtigt, die Schuldverschreibungen vor ihrer Fälligkeit zur Rückzahlung zu kündigen.

[Einzufügen im Falle eines vorzeitigen Rückzahlungsrechts: (2)                                         Die Schuldverschreibungen können am [Datum] nach Wahl der Emittentin insgesamt, jedoch nicht teilweise, mit einer Vorankündigungsfrist von mindestens fünf New Yorker Geschäftstagen (wie in § 5(3) unten definiert) durch Bekanntmachung gemäß § 10 zum Gesamtnennbetrag zusammen mit den aufgelaufenen Zinsen bis zum vorzeitigen Rückzahlungstag (ausschließlich) zur Rückzahlung gekündigt werden.]

[(3)]                         Die Emittentin ist berechtigt, Schuldverschreibungen jederzeit im Markt oder anderweitig zu jedem beliebigen Preis zu kaufen und wieder zu verkaufen. Die so von der Emittentin erworbenen und nicht wieder verkauften Schuldverschreibungen können nach Wahl der Emittentin von ihr gehalten oder bei der Zahlstelle zwecks Entwertung eingereicht werden.

§ 5
Zahlungen

(1)                                 Zahlungen. (a) Zahlungen von Kapital und Zinsen auf die Schuldverschreibungen erfolgen am jeweiligen Zahlungstag (wie in § 5(5) unten beschrieben) an den Eingetragenen Gläubiger, der bei Geschäftsschluss am jeweiligen Stichtag (wie in § 5(3) unten beschrieben) in das von der Registerstelle geführte Register eingetragen ist oder nach dessen Order in US-Dollar oder CAD nach Maßgabe der nachfolgenden Bestimmungen. Die Beträge werden durch die jeweiligen DTC-Teilnehmer an die Anleihegläubiger zum Stichtag verteilt.

(b)                                 Ein Anleihegläubiger erhält Zahlungen von Kapital und Zinsen auf die Schuldverschreibungen in US-Dollar, soweit er nicht gemäß den nachfolgend beschriebenen Verfahren Zahlungen in CAD wählt. Soweit Anleihegläubiger für eine Zahlung von Kapital oder Zinsen keine derartige Wahl getroffen haben und kein Fall des § 5(2) vorliegt, wird der für alle diese Anleihegläubiger bei dieser Zahlung bestimmte Gesamtbetrag (der “CAD-Umtauschbetrag”) von der Zahlstelle in US-Dollar umgetauscht und durch Überweisung in gleichtägig verfügbaren Mitteln an den Eingetragenen Gläubiger oder dessen Order zur Auszahlung über das Abrechnungssystem der DTC an die betreffenden DTC-Teilnehmer gezahlt. Alle Kosten eines derartigen Umtauschs werden von diesen Zahlungen abgezogen. Jeder derartige Umtausch basiert auf dem Ankaufskurs der Zahlstelle vor oder um 11.00 Uhr (New Yorker Zeit) am zweiten Umtausch-Geschäftstag vor dem jeweiligen Zahlungstag für den Kauf des CAD-Umtauschbetrages durch die Zahlstelle gegen US-Dollar zur Abrechnung an diesem Zahlungstag. “Umtausch-Geschäftstag” ist ein Tag, der ein New Yorker Geschäftstag, ein Toronto Geschäftstag und ein Frankfurter Geschäftstag (jeweils wie in § 5(4) unten definiert). Falls es einen derartigen Ankaufskurs nicht gibt, wird die Zahlstelle von einer im Devisenhandel führenden Bank in New York City, die von der Zahlstelle zu diesem Zweck ausgewählt wird, einen Ankaufskurs einholen. Falls kein Ankaufskurs einer im Devisenhandel führenden Bank erhältlich ist, erfolgt die Zahlung des CAD-Umtauschbetrages in CAD auf das Konto oder die Konten, die der Zahlstelle von der DTC bezeichnet werden. Bis dieses Konto oder diese Konten derart bezeichnet sind, werden die noch von der Zahlstelle gehaltenen Mittel mit einem Zinssatz, der von der Zahlstelle für bei ihr als Tagesgeld angelegte Einlagen gestellt wird, verzinst, soweit die Zahlstelle vernünftigerweise in der Lage ist, diese Mittel wieder anzulegen.

(c)                                  Ein Anleihegläubiger kann Zahlung von Kapital und Zinsen auf die Schuldverschreibungen in CAD wählen, indem er die DTC durch den betreffenden DTC-Teilnehmer dazu veranlaßt, die Zahlstelle zu dem nachfolgend bestimmten Zeitpunkt über (i) die Wahl dieses Anleihegläubigers, diese Zahlung ganz oder zum Teil in CAD zu empfangen, und (ii) den Auftrag zur Überweisung auf ein CAD-Konto zu benachrichtigen. Eine derartige Wahl hat für die jeweilige Zahlung durch den Anleihegläubiger zu dem Zeitpunkt und in der Art und Weise zu erfolgen, wie sie von den jeweils anwendbaren Verfahrensregeln der DTC gefordert wird, und ist gemäß diesen Verfahrensregeln unwiderruflich. Die Benachrichtigung seitens der DTC über diese Wahl, den Überweisungsauftrag und den in CAD gemäß diesem Absatz (1)(c) zahlbaren Betrag muß bei der Zahlstelle vor 17.00 Uhr (New Yorker Zeit) am fünften New Yorker Geschäftstag  nach dem jeweiligen Stichtag für Zinsen und vor 17.00 Uhr (New Yorker Zeit) am achten New Yorker Geschäftstag vor dem Zahlungstag (Absatz (5)) für die Zahlung von Kapital eingegangen sein. Zahlungen in CAD gemäß diesem

Absatz (1)(c) erfolgen durch Überweisung von gleichtägig verfügbaren Mitteln auf die von der DTC bezeichneten CAD-Konten.

(d)                                 Zahlungen der oder im Namen der Emittentin an den Eingetragenen Gläubiger, der bei Geschäftsschluss am jeweiligen Stichtag eingetragen ist, oder nach dessen Order befreien die Emittentin in Höhe der geleisteten Zahlungen von ihren Verbindlichkeiten aus den Schuldverschreibungen.

(2)                                 Verfügbarkeit des CAD. Stellt die Emittentin fest, dass (i) an einem Zahlungstag ein in CAD oder einer gesetzlich eingeführten Nachfolge-Währung (die “Nachfolge-Währung”) fälliger Betrag in frei übertragbaren und konvertierbaren Geldern aufgrund von Umständen, die außerhalb ihrer Verantwortung liegen, für sie nicht verfügbar ist, oder dass (ii) der CAD oder die Nachfolge-Währung nicht länger für die Abwicklung internationaler Finanztransaktionen verwendet wird, oder dass (iii) die Abwicklung von Zahlungen in CAD oder der Nachfolge-Währung durch ein Clearingsystem an einem Zahlungstag nicht erfolgen kann oder gestört ist, oder dass (iv) aufgrund von anderen, außerhalb ihrer Verantwortung liegenden Umständen, an einem Zahltag weder der fällige Betrag in CAD oder in der Nachfolge-Währung für die Emittentin verfügbar ist noch Zahlungen dieser Beträge erfolgen können, kann die Emittentin ihre Zahlungsverpflichtungen durch die Zahlung in US-Dollar an dem jeweiligen Zahlungstag oder sobald nach dem Zahlungstag vernünftigerweise möglich, auf Grundlage des maßgeblichen Wechselkurses erfüllen. Weitere Zinsen oder sonstige Zahlungen sind aufgrund einer solchen Zahlung nicht geschuldet. Der maßgebliche Wechselkurs für CAD oder die Nachfolge-Währung ist (i), sofern verfügbar, der Mittagsankaufkurs für US-Dollar in New York City für telegrafische Überweisungen von CAD oder der Nachfolge-Währung an dem zweiten New Yorker Geschäftstag vor dem jeweiligen Zahlungstag, wie er von der Federal Reserve Bank of New York für Zollzwecke offiziell festgelegt (oder, falls nicht so festgelegt, anders bestimmt) wurde oder (ii) falls der Kurs unter (i) nicht verfügbar ist, der Kassa-Wechselkurs zu dem der CAD oder die Nachfolge-Währung zwei Umtausch-Geschäftstage vor dem Tag, an dem die Zahlung durchgeführt wird, um 12:00 Uhr Mittags Frankfurter Zeit im Austausch gegen US-Dollar angeboten wird, oder (iii) falls der Wechselkurs unter (ii) nicht verfügbar ist, der durch die Emittentin nach billigem Ermessen festgelegte Kassa-Wechselkurs der CAD oder der Nachfolge-Währung.

(3)                                 Stichtag. Der Stichtag (der “Stichtag”) für die Zwecke von Zahlungen (wie in § 5(1) oben bestimmt) von Kapital und Zinsen ist hinsichtlich jeder derartigen Zahlung der zehnte New Yorker Geschäftstag vor dem jeweiligen Zahlungstag.

(4)                                 Geschäftstage. Ist ein Fälligkeitstag für die Zahlung von Kapital oder Zinsen in CAD auf eine Schuldverschreibung an den Eingetragenen Gläubiger oder nach dessen Order kein Toronto Geschäftstag, so wird die betreffende Zahlung erst am nächstfolgenden Toronto Geschäftstag geleistet, ohne dass wegen dieser Zahlungsverzögerung zusätzliche Zinsen gezahlt werden. Ist ein Fälligkeitstag für die Zahlung von Kapital oder Zinsen in US-Dollar auf eine Schuldverschreibung an den Eingetragenen Gläubiger oder dessen Order kein Toronto Geschäftstag oder kein ein New Yorker Geschäftstag, so wird die betreffende Zahlung erst am nächsten Tag, der zugleich ein Toronto Geschäftstag und ein New Yorker Geschäftstag ist, geleistet, ohne dass wegen dieser Zahlungsverzögerung zusätzliche Zinsen gezahlt werden. Ein “New Yorker Geschäftstag” ist jeder Tag, (außer einem Samstag oder

Sonntag), der weder ein gesetzlicher Feiertag noch ein Tag ist, an dem Banken berechtigt oder gesetzlich, durch Vorschrift oder durch Anordnung verpflichtet sind, in New York City zu schließen. Ein “Toronto Geschäftstag” ist jeder Tag (außer einem Samstag oder Sonntag), an dem Kreditinstitute in Toronto für den Geschäftsverkehr geöffnet sind. Ein “Frankfurter Geschäftstag” ist jeder Tag (außer einem Samstag oder Sonntag), an dem Kreditinstitute in Frankfurt am Main für den Geschäftsverkehr geöffnet sind.

(5)                                 Zahlungstag und Fälligkeitstag. Im Sinne dieser Anleihebedingungen ist “Zahlungstag” der Tag, an dem, gegebenenfalls aufgrund einer Anpassung gemäß vorstehendem § 5(4), die Zahlung tatsächlich zu leisten ist, und “Fälligkeitstag” der vorgesehene Zinszahlungstermin oder Tag der Fälligkeit der Schuldverschreibung ohne Berücksichtigung einer solchen Anpassung.

§ 6
Steuern

Sämtliche Zahlungen der Emittentin auf die Schuldverschreibungen sind ohne Abzug oder Einbehalt von Steuern oder sonstigen Abgaben zu leisten, es sei denn, die Emittentin ist rechtlich verpflichtet, solche Steuern oder Abgaben abzuziehen oder einzubehalten. Fallen derartige Abzüge oder Einbehalte an, so ist die Emittentin nicht verpflichtet, irgendwelche zusätzlichen Beträge auf die Schuldverschreibungen zu zahlen.

§ 7
Kündigung durch Anleihegläubiger

Jeder Anleihegläubiger ist berechtigt, seine Schuldverschreibungen zur Rückzahlung zum Nennbetrag zuzüglich bis zum Rückzahlungstag aufgelaufener Zinsen zu kündigen, falls die Emittentin nach Maßgabe dieser Anleihebedingungen zahlbare Beträge nicht innerhalb von 30 Tagen nach dem betreffenden Fälligkeitstag zahlt. Das Kündigungsrecht erlischt, wenn die Emittentin die betreffende Zahlung an den Eingetragenen Gläubiger oder nach dessen Order geleistet hat, bevor der Anleihegläubiger das Kündigungsrecht ausgeübt hat. Die Kündigung zur Rückzahlung hat in der Weise zu erfolgen, dass der Anleihegläubiger der Emittentin eine Kündigungserklärung in Textform (z.B. eMail oder Fax) oder in schriftlicher Form sendet und dabei durch eine Bescheinigung seiner Depotbank (wie in § 11(3) definiert) gemäß § 11(3)(a) nachweist, dass er im Zeitpunkt der Kündigung Anleihegläubiger der betreffenden Schuldverschreibungen ist.

§ 8
Die Erfüllungsgehilfen

(1)                                 Anfängliche Erfüllungsgehilfen und bezeichnete Geschäftsstellen.  Die anfänglichen Zahlstellen und die anfängliche Registerstelle (zusammen die “Erfüllungsgehilfen”) und ihre anfänglichen Geschäftsstellen, durch welche sie handeln (die “Bezeichneten Geschäftsstellen”), sind am Ende dieser Anleihebedingungen aufgeführt.

(2)                                 Änderung der Erfüllungsgehilfen und ihrer Bezeichneten Geschäftsstellen. Die Emittentin behält sich das Recht vor, jederzeit die Bestellung der Zahlstellen oder der Registerstelle zu ändern oder zu beenden oder einer Änderung der Geschäftsstellen, durch welche sie handeln, zuzustimmen, vorausgesetzt, dass stets eine Registerstelle und eine

Zahlstelle vorhanden sein muss, und weiter vorausgesetzt, dass solange die Schuldverschreibungen an einer Börse oder Börsen zugelassen sind (und die Regeln dieser Börse(n) es erfordern), die Emittentin eine Zahlstelle mit Bezeichneter Geschäftsstelle an dem Börsenort bzw. den Börsenorten zu unterhalten hat. Die Emittentin hat jede Änderung in der Person der Erfüllungsgehilfen oder ihrer Bezeichneten Geschäftsstellen durch Veröffentlichung gemäß § 10 bekannt zu machen.

(3)                                 Keine Rechtsbeziehungen.  Die Erfüllungsgehilfen handeln als solche ausschließlich als Erfüllungsgehilfen der Emittentin und haben keinerlei rechtliche Beziehung welcher Art auch immer mit dem Eingetragenen Gläubiger oder einem Anleihegläubiger und sind diesen gegenüber in keinem Fall verantwortlich.

§ 9
Begebung weiterer Schuldverschreibungen

Die Emittentin behält sich vor, von Zeit zu Zeit ohne Zustimmung der Anleihegläubiger weitere Schuldverschreibungen mit gleicher Ausstattung (gegebenenfalls mit Ausnahme des Tages des Verzinsungsbeginns) in der Weise zu begeben, dass sie mit den Schuldverschreibungen zusammengefasst werden, eine einheitliche Emission mit ihnen bilden und ihren Gesamtnennbetrag erhöhen. Der Begriff “Schuldverschreibungen” umfasst im Fall einer solchen Erhöhung auch solche zusätzlichen Schuldverschreibungen.

§ 10
Bekanntmachungen

Alle Bekanntmachungen, die die Schuldverschreibungen betreffen, erfolgen (a) in der Bundesrepublik Deutschland im Bundesanzeiger, und, soweit darüber hinaus rechtlich erforderlich, in den weiteren gesetzlich bestimmten Medien, und (b) zusätzlich in einer in englischer Sprache erscheinenden und in New York City allgemein verbreiteten führenden Tageszeitung (voraussichtlich The Wall Street Journal), und (c) in einer in englischer Sprache erscheinenden und in Kanada allgemein verbreiteten führenden Tageszeitung (voraussichtlich The Globe and Mail). Sämtliche Bekanntmachungen werden wirksam am dritten Tag, der auf die Veröffentlichung folgt oder, sofern die Veröffentlichung mehr als einmal oder an verschiedenen Tagen erfolgt, am dritten Tag, der auf die erste Veröffentlichung folgt.

§ 11
Anwendbares Recht; Gerichtsstand;
Geltendmachung von Ansprüchen; Sprache

(1)                                 Anwendbares Recht.  Form und Inhalt der Schuldverschreibungen, die Rechte und Pflichten der Anleihegläubiger und der Emittentin bestimmen sich in jeder Hinsicht nach deutschem Recht. Jede Verfügung über bei der DTC verwahrte Schuldverschreibungen, einschließlich Übertragungen und Verpfändungen, die zwischen DTC-Teilnehmern und zwischen der DTC selbst und DTC-Teilnehmern durchgeführt werden, unterliegen dem Recht des Staates New York.

(2)                                 Gerichtsstand. Zuständig für alle Klagen oder sonstigen Verfahren aus oder im Zusammenhang mit den Schuldverschreibungen ist ausschließlich das Landgericht in Frankfurt am Main.

(3)                                 Geltendmachung von Ansprüchen. Jeder Anleihegläubiger kann in Rechtsstreitigkeiten gegen die Emittentin oder in Rechtsstreitigkeiten, an denen der Anleihegläubiger und die Emittentin beteiligt sind, im eigenen Namen seine Rechte aus den ihm zustehenden Schuldverschreibungen unter Vorlage folgender Unterlagen wahrnehmen und durchsetzen: (a) einer Bescheinigung seiner Depotbank, die (i) den vollen Namen und die volle Anschrift des Anleihegläubigers bezeichnet, (ii) einen Nennbetrag von Schuldverschreibungen angibt, die am Ausstellungstag dieser Bescheinigung dem bei dieser Depotbank bestehenden Depot des Anleihegläubigers gutgeschrieben sind, und (iii) bestätigt, dass die Depotbank der DTC sowie der Registerstelle eine schriftliche Mitteilung gemacht hat, die die Angaben gemäß (i) und (ii) enthält, und Bestätigungsvermerke der DTC sowie des betroffenen DTC-Teilnehmers trägt, sowie (b) von einem Vertretungsberechtigten der DTC oder der Registerstelle beglaubigte Ablichtungen der Globalurkunden. Im Sinne der vorstehenden Bestimmungen ist “Depotbank” ein Bank- oder sonstiges Finanzinstitut (einschließlich DTC und ihrer Teilnehmer, einschließlich jedes anderen Clearing Systems, das DTC Teilnehmer ist) von allgemein anerkanntem Ansehen, das eine Genehmigung für das Wertpapier-Depotgeschäft hat und bei dem der Anleihegläubiger Schuldverschreibungen im Depot verwahren lässt.

(4)                                 Sprache.  Diese Anleihebedingungen sind in englischer Sprache abgefasst. Eine Übersetzung in die deutsche Sprache ist beigefügt. Der englische Text ist verbindlich und maßgeblich. Die Übersetzung in die deutsche Sprache ist unverbindlich.

[Registerstelle und Zahlstelle

Deutsche Bank Trust Company Americas
Trust and Agency Services Division

Corporates Team

60 Wall Street, 27th Floor

New York, New York 10005

U.S.A.

Zusätzliche Zahlstelle

Deutsche Bank Aktiengesellschaft

Taunusanlage 12

60325 Frankfurt am Main

Bundesrepublik Deutschland]

[Zahlstelle

The Bank of New York Mellon
225 Liberty Street
New York
NY 10286
U.S.A.

Registerstelle

The Bank of New York Mellon SA/NV, Luxembourg Branch
Vertigo Building — Polaris

2 – 4 rue Eugene Ruppert
L-2453 Luxembourg

Zusätzliche Zahlstelle

The Bank of New York Mellon Filiale Frankfurt am Main
Messe Turm
Friedrich-Ebert-Anlage 49
60327 Frankfurt am Main
Bundesrepublik Deutschland]

Schedule 2.1

English Language Version of the
FORM OF THE GLOBAL CERTIFICATES
U.S.$ 500,000,000

ISIN US •	Common Code •
CUSIP •	[Valoren No. •]
No. R-•

KfW
Frankfurt am Main, Federal Republic of Germany

U.S.$                        % Global Notes due

UNLESS THIS GLOBAL CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY GLOBAL CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED HOLDER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN AND IS WITHOUT ANY LEGAL EFFECT.

GLOBAL REGISTERED CERTIFICATE
representing a principal amount of
five hundred million United States dollars
(U.S.$ 500,000,000)
Notes

of the         % Global Notes due          in the aggregate principal amount of U.S.$                (         United States dollars), issued by KfW (the “Issuer”).

This Global Certificate represents five hundred thousand notes in the denomination of U.S.$ [1,000] each (the “Notes”). It has been issued by the Issuer in registered form to Cede & Co., as nominee of DTC, and has been deposited in the DTC depository and clearing system in order to permit delivery and transfer of Notes within that system in book-entry form without physical delivery of definitive certificates within that system. DTC and its successor, if any, as depository for this Global Certificate shall herein also be referred to as the “Depository”. The Global Certificate shall only be exchanged for definitive certificates representing individual Notes and interest coupons in accordance with § 1 of the Terms and Conditions of the Notes (the “Terms and Conditions”) attached hereto.

The actual number of Notes represented by this Global Certificate are recorded in the accounts of the Depository for its participating financial institutions, which in turn shall be based on the register (the “Register”) maintained by [Deutsche Bank Trust Company Americas] [The Bank of New York Mellon SA/NV, Luxembourg Branch], or any successor in such capacity appointed by the Issuer, acting as registrar (the “Registrar”) on behalf of the Issuer. In the case of any inconsistency between the Register and the records of the Depository, the Register prevails, except in the case of manifest error.

The Issuer hereby undertakes to pay to or to the order of Cede & Co. or its registered assigns, on the maturity date of the Notes, the principal amount of the Notes represented hereby and to pay interest on the principal amount of the Notes represented hereby all in accordance with the Terms and Conditions attached hereto.

This Global Certificate may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor depository or a nominee of such successor depository. Any transfer shall be effective only if registered upon the books maintained for that purpose by the Registrar.

The Terms and Conditions form part of this Global Certificate.

This Global Certificate is only valid if it has been provided with the manual authentication signature on behalf of the Registrar.

Frankfurt am Main, Federal Republic of Germany

[DATE]

KfW

Authentication signature
for and on behalf of
[Deutsche Bank Trust Company Americas]
[The Bank of New York Mellon SA/NV,
Luxembourg Branch],
as Registrar

Schedule 2.2

Non-binding German Translation of the
FORM OF THE GLOBAL CERTIFICATES

U.S.$ 500.000.000

ISIN US •	Common Code •
CUSIP •	[Valoren No. •]
No. R-•

KfW

Frankfurt am Main, Bundesrepublik Deutschland
U.S.$               % Globalanleihe fällig

UNLESS THIS GLOBAL CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY GLOBAL CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED HOLDER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN AND IS WITHOUT ANY LEGAL EFFECT.

NAMENS-GLOBALURKUNDE
über einen Nennbetrag von
fünfhundert Millionen United States Dollars
(U.S.$ 500.000.000)
Schuldverschreibungen

der     % Globalanleihe fällig      im Gesamtnennbetrag von U.S.$             (              United States Dollars) der KfW (die “Emittentin”).

Diese Globalurkunde verbrieft fünfhunderttausend Teilschuldverschreibungen in einer Stückelung von je U.S.$ [1.000] (die “Schuldverschreibungen”). Sie ist von der Emittentin als Namenspapier an Cede & Co. als Beauftragte der DTC begeben und in das Verwahr- und Clearingsystem der DTC zur Verwahrung eingeliefert worden, um die Lieferung und Übertragung von Schuldverschreibungen innerhalb dieses Systems im Buchungswege ohne Lieferung effektiver Stücke zu ermöglichen. DTC und deren etwaiger Nachfolger als Verwahrer dieser Globalurkunde werden in dieser Urkunde auch als “Verwahrer” bezeichnet. Die Globalurkunde wird nur gemäß § 1 der beigefügten Anleihebedingungen (die “Anleihebedingungen”) gegen Einzelurkunden über einzelne Schuldverschreibungen und Zinsscheine ausgetauscht.

Die tatsächliche Zahl der in dieser Globalurkunde verbrieften Schuldverschreibungen sind den Konten der teilnehmenden Finanzinstitute beim Verwahrer gutgeschrieben, die ihrerseits auf dem Register der [Deutsche Bank Trust Company Americas] [The Bank of New York Mellon SA/NV, Luxembourg Branch] (das “Register”), die als Registerstelle für die Emittentin fungiert, oder eines etwa von der Emittentin bestellten Nachfolgers in dieser Funktion (die “Registerstelle”) beruhen. Im Falle von Unstimmigkeiten zwischen dem Register und den Unterlagen des Verwahrers ist das Register, außer im Falle eines offenkundigen Irrtums, maßgeblich.

Die Emittentin verpflichtet sich hiermit, nach Maßgabe der beigefügten Anleihebedingungen (an oder an Order von Cede & Co. oder ihren eingetragenen Zessionar am Tag der Fälligkeit der Schuldverschreibungen den Nennbetrag der Schuldverschreibungen, die durch diese Urkunde verbrieft sind, zu zahlen und auf den in dieser Urkunde verbrieften Nennbetrag Zinsen zu zahlen.

Diese Globalurkunde kann nur insgesamt übertragen werden, und zwar nur entweder von DTC auf einen Beauftragten der DTC, von einem Beauftragten der DTC auf DTC oder auf einen anderen Beauftragten der DTC oder von DTC oder einem solchen Beauftragten auf einen als Nachfolger der DTC fungierenden neuen Verwahrer oder einen Beauftragten eines solchen neuen Verwahrers. Die Übertragung ist nur wirksam, wenn sie in den zu diesem Zweck von der Registerstelle geführten Unterlagen vermerkt wird.

Die Anleihebedingungen sind Teil dieser Globalurkunde.

Diese Globalurkunde ist nur wirksam, wenn sie mit der im Namen der Registerstelle geleisteten handschriftlichen Kontrollunterschrift versehen ist.

Frankfurt am Main, Bundesrepublik Deutschland

[DATE]

KfW

Kontrollunterschrift
(geleistet im Namen von
[Deutsche Bank Trust Company Americas]
[The Bank of New York Mellon SA/NV,
Luxembourg Branch],
als Registerstelle)

Schedule 2.3

English Language Version of the
FORM OF THE GLOBAL CERTIFICATES
CAD

ISIN US •	Common Code •
CUSIP •	[Valoren No. •]
No. R-•

KfW
Frankfurt am Main, Federal Republic of Germany

CAD                        % Global Notes due

UNLESS THIS GLOBAL CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY GLOBAL CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED HOLDER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN AND IS WITHOUT ANY LEGAL EFFECT.

GLOBAL REGISTERED CERTIFICATE
representing a principal amount of
         million Canadian dollars
(CAD         )
Notes

of the         % Global Notes due          in the aggregate principal amount of CAD                (         Canadian dollars), issued by KfW (the “Issuer”).

This Global Certificate represents         notes in the denomination of CAD [1,000] each (the “Notes”). It has been issued by the Issuer in registered form to Cede & Co., as nominee of DTC, and has been deposited in the DTC depository and clearing system in order to permit delivery and transfer of Notes within that system in book-entry form without physical delivery of definitive certificates within that system. DTC and its successor, if any, as depository for this Global Certificate shall herein also be referred to as the “Depository”. The Global Certificate shall only be exchanged for definitive certificates representing individual Notes and interest coupons in accordance with § 1 of the Terms and Conditions of the Notes (the “Terms and Conditions”) attached hereto.

The actual number of Notes represented by this Global Certificate are recorded in the accounts of the Depository for its participating financial institutions, which in turn shall be based on the register (the “Register”) maintained by [Deutsche Bank Trust Company Americas] [The Bank of New York Mellon SA/NV, Luxembourg Branch], or any successor in such capacity appointed by the Issuer, acting as registrar (the “Registrar”) on behalf of the Issuer. In the case of any inconsistency between the Register and the records of the Depository, the Register prevails, except in the case of manifest error.

The Issuer hereby undertakes to pay to or to the order of Cede & Co. or its registered assigns, on the maturity date of the Notes, the principal amount of the Notes represented hereby and to pay interest on the principal amount of the Notes represented hereby all in accordance with the Terms and Conditions attached hereto.

This Global Certificate may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor depository or a nominee of such successor depository. Any transfer shall be effective only if registered upon the books maintained for that purpose by the Registrar.

The Terms and Conditions form part of this Global Certificate.

This Global Certificate is only valid if it has been provided with the manual authentication signature on behalf of the Registrar.

Frankfurt am Main, Federal Republic of Germany

[DATE]

KfW

Authentication signature
for and on behalf of
[Deutsche Bank Trust Company Americas]
[The Bank of New York Mellon SA/NV,
Luxembourg Branch],
as Registrar

Schedule 2.4

Non-binding German Translation of the
FORM OF THE GLOBAL CERTIFICATES

CAD

ISIN US •	Common Code •
CUSIP •	[Valoren No. •]
No. R-•

KfW

Frankfurt am Main, Bundesrepublik Deutschland
CAD               % Globalanleihe fällig

UNLESS THIS GLOBAL CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY GLOBAL CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED HOLDER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN AND IS WITHOUT ANY LEGAL EFFECT.

NAMENS-GLOBALURKUNDE
über einen Nennbetrag von
            Millionen Canadian Dollars
(CAD            )
Schuldverschreibungen

der      % Globalanleihe fällig      im Gesamtnennbetrag von CAD             (              Canadian Dollars) der KfW (die “Emittentin”).

Diese Globalurkunde verbrieft             Teilschuldverschreibungen in einer Stückelung von je CAD [1.000] (die “Schuldverschreibungen”). Sie ist von der Emittentin als Namenspapier an Cede & Co. als Beauftragte der DTC begeben und in das Verwahr- und Clearingsystem der DTC zur Verwahrung eingeliefert worden, um die Lieferung und Übertragung von Schuldverschreibungen innerhalb dieses Systems im Buchungswege ohne Lieferung effektiver Stücke zu ermöglichen. DTC und deren etwaiger Nachfolger als Verwahrer dieser Globalurkunde werden in dieser Urkunde auch als “Verwahrer” bezeichnet. Die Globalurkunde wird nur gemäß § 1 der beigefügten Anleihebedingungen (die “Anleihebedingungen”) gegen Einzelurkunden über einzelne Schuldverschreibungen und Zinsscheine ausgetauscht.

Die tatsächliche Zahl der in dieser Globalurkunde verbrieften Schuldverschreibungen sind den Konten der teilnehmenden Finanzinstitute beim Verwahrer gutgeschrieben, die ihrerseits auf dem Register der [Deutsche Bank Trust Company Americas] [The Bank of New York Mellon SA/NV, Luxembourg Branch] (das “Register”), die als Registerstelle für die Emittentin fungiert, oder eines etwa von der Emittentin bestellten Nachfolgers in dieser Funktion (die “Registerstelle”) beruhen. Im Falle von Unstimmigkeiten zwischen dem Register und den Unterlagen des Verwahrers ist das Register, außer im Falle eines offenkundigen Irrtums, maßgeblich.

Die Emittentin verpflichtet sich hiermit, nach Maßgabe der beigefügten Anleihebedingungen an oder an Order von Cede & Co. oder ihren eingetragenen Zessionar am Tag der Fälligkeit der Schuldverschreibungen den Nennbetrag der Schuldverschreibungen, die durch diese Urkunde verbrieft sind, zu zahlen und auf den in dieser Urkunde verbrieften Nennbetrag Zinsen zu zahlen.

Diese Globalurkunde kann nur insgesamt übertragen werden, und zwar nur entweder von DTC auf einen Beauftragten der DTC, von einem Beauftragten der DTC auf DTC oder auf einen anderen Beauftragten der DTC oder von DTC oder einem solchen Beauftragten auf einen als Nachfolger der DTC fungierenden neuen Verwahrer oder einen Beauftragten eines solchen neuen Verwahrers. Die Übertragung ist nur wirksam, wenn sie in den zu diesem Zweck von der Registerstelle geführten Unterlagen vermerkt wird.

Die Anleihebedingungen sind Teil dieser Globalurkunde.

Diese Globalurkunde ist nur wirksam, wenn sie mit der im Namen der Registerstelle geleisteten handschriftlichen Kontrollunterschrift versehen ist.

Frankfurt am Main, Bundesrepublik Deutschland

[DATE]

KfW

Kontrollunterschrift
(geleistet im Namen von
[Deutsche Bank Trust Company Americas]
[The Bank of New York Mellon SA/NV,
Luxembourg Branch],
als Registerstelle)

Schedule 3

MANAGERS’ COMMITMENTS

MANAGER	Commitments [U.S.$] [CAD]

TOTAL

Schedule 4

PROVISIONS APPLICABLE BY REASON OF THE DISTRIBUTION OF THE NOTES
IN THE UNITED STATES

Because it is expected that a portion of the Notes may be distributed in the United States, the Issuer and the Managers agree as follows:

1.                                      Representations and Warranties.  The Issuer represents and warrants to the Managers as of the date hereof that:

(a)                                 the Registration Statement has been declared effective, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Issuer, threatened by the Commission;

(b)                                 the Disclosure Documents comply, and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder;

(c)                                  (i) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, does not and will not contain, as of the applicable effective date or filing date, as the case may be, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Pricing Prospectus, when considered together with the Final Term Sheet (as defined in § 3(b) of this Schedule), did not, as of the Relevant Time (as defined in § 3(3) of this Agreement), contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iii) the Prospectus will not, as of the date of the Pricing Supplement, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (iv) the Prospectus will not, as of the Closing Date, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) any issuer free writing prospectus relating to the Notes will not, as of its issue date and through the Closing Date, include any information that conflicts with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, and will not, when considered together with the Registration Statement, the Pricing Prospectus or the Prospectus, as of the date it is issued or filed pursuant to Rule 433 of the Securities Act Regulations, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the foregoing representations and warranties shall not apply to statements or omissions in the Disclosure Documents made in reliance upon and in conformity with Manager Information (as defined in § 8(2) of this Agreement) furnished to the Issuer in writing by a Manager directly or through the Managers expressly for use therein; and

(d)                                 the use of the proceeds from the sale of the Notes does not, and will not, conflict with or infringe the KfW Law, the By-laws (Satzung) of the Issuer or any of its other obligations or any rule of law (including, without limitation, any statute, regulation, rule, decree or order) to which it is subject with respect to such particular use.

2.                                      Agreements of the Issuer.  The Issuer agrees as follows:

(a)                                 if not filed as of the date hereof, to file the Pricing Supplement with the Commission within the time periods specified by Rule 424(b) under the Securities Act;

(b)                                 to furnish, upon the reasonable request of the Managers, without charge, to the Managers and to U.S. counsel for the Managers, a conformed copy of the Registration Statement (as originally filed) and each amendment thereto, in each case without exhibits and in each case to the extent applicable to the Notes, and, during the period mentioned in paragraph (e) below, to each Manager as many copies of the Prospectus (including all amendments and supplements thereto) as the Managers may reasonably request;

(c)                                  before filing any amendment or supplement to the Registration Statement, the Prospectus Supplement, the Pricing Prospectus or the Prospectus applicable to the Notes, whether before or after the time the Registration Statement becomes effective, to furnish to U.S. counsel for the Managers a copy of the proposed amendment or supplement for review and not to file any such proposed amendment or supplement to which the U.S. counsel for the Managers promptly and reasonably objects;

(d)                                 to advise the Managers promptly, and to confirm such advice in writing (i) as to when any amendment to the Registration Statement applicable to the Notes shall have become effective, (ii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus for any additional information, in each case applicable to the Notes, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose (in each case to the extent applicable to the Notes) or of any stop order suspending or preventing the use of the Pricing Prospectus or the Prospectus or any issuer free writing prospectus relating to the Notes and (iv) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Notes for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use its best efforts to prevent the issuance of any such stop order or notification and, if issued, to obtain as soon as possible the withdrawal thereof;

(e)                                  if, during such period of time within six months after the first date of the public offering of the Notes, in the opinion of U.S. counsel for the Managers, a prospectus is required by law to be delivered in connection with sales by any Manager or dealer, and any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to notify the Managers and upon request of the Managers to prepare and furnish, at their own expense, to the Managers and to the dealers (whose names and addresses the

Managers will furnish to the Issuer) to which Notes may have been sold by any Manager, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as so amended or supplemented, will comply with law; and in case any Manager is required to deliver the Prospectus in connection with sales of any Notes at any time six months or more after the date of the Prospectus, upon request of the Managers but at the expense of such Manager, to prepare and furnish to such Manager an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act;

(f)                                   to make generally available to holders of the Notes and to the Managers as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the provisions of Section 11(a) of the Securities Act and Rule 158 of the Securities Act Regulations; and

(g)                                  to endeavor to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions, if and to the extent KfW and the Managers have so agreed, and to continue such qualification so long as reasonably necessary for the distribution of the Notes and to pay all fees and expenses (including fees and disbursements of counsel to the Managers) reasonably incurred in connection with such qualification and in connection with the determination of the eligibility of the Notes for investment under the laws of such jurisdictions as agreed between KfW and the Managers; provided, however, that the Issuer shall not be required to register or qualify as a foreign corporation or a dealer in securities or to subject itself to taxation or to file a general consent to service of process in any jurisdiction.

3.                                      Free Writing Prospectuses.

(a)                                 The Issuer shall not, subject to § 1(c)(v) and § 3(b) of this Schedule, make any offer relating to Notes that would constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act Regulations), without the prior consent of the Managers, and the Issuer shall comply with the requirements of Rule 433 of the Securities Act Regulations with respect to any such free writing prospectus;

(b)                                 Subject to the last sentence of this § 3(b), the Issuer shall prepare a final term sheet (the “Final Term Sheet”), containing a summary of the terms of the Notes, which shall be in a form approved by the Managers and shall reflect the terms agreed with the Managers. The Issuer shall file the Final Term Sheet with the Commission pursuant to Rule 433(d) of the Securities Act Regulations within the time period prescribed by such Rule.  These provisions shall not apply if the Managers shall have advised the Issuer on behalf of the Managers, prior to pricing of the Notes, that term sheet(s) will not be used in connection with the sale of the Notes.

4.                                      Agreements of the Managers.  Each Manager shall not make any offer relating to the Notes that would constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act Regulations) required to be filed with the Commission pursuant to Rule 433 of the Securities Act Regulations, without the prior consent of the Issuer; provided, however, that, unless the Managers have advised the Issuer pursuant to § 3(b) of this Schedule that term sheet(s) are not to be used in connection with the sale of the Notes, each Manager may, in its discretion, distribute one or more term sheets relating to the Notes containing customary information that is consistent, in all material respects, with the Final Term Sheet prepared and filed by the Issuer pursuant to § 3(b) of this Schedule. Any free writing prospectus (including, without limitation, any term sheet) permitted by the preceding sentence (i) shall not, as of its issue date and through the Closing Date, include any information that conflicts with the information contained in the Registration Statement and the Prospectus, and (ii) shall not, when considered together with the Registration Statement and the Prospectus, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no Manager shall make any representation and warranty to the Issuer with respect to statements in or omissions from any such free writing prospectus made in reliance upon and in conformity with any (y) “issuer information” (as defined in Rule 433 of the Securities Act Regulations) prepared by the Issuer or (z) information furnished to any Manager in writing by the Issuer for use in such free writing prospectus.

5.                                      Indemnification.  The Issuer agrees to indemnify each Manager and its directors, officers and employees and each person, if any, who controls any Manager within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and any affiliate of such Manager, from and against any and all losses, claims, damages and liabilities arising out of or in connection with the distribution of the Notes in the United States (including without limitation the legal fees and other expenses reasonably incurred in connection with any such suit, action or proceeding or claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in any Disclosure Document (as defined in §3(2) of this Agreement and which term, for the avoidance of doubt, includes the Registration Statement, the Prospectus and the other documents specified in such §3(2)), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon Manager Information (as defined in §8(2) of this Agreement) furnished to the Issuer in writing by such Manager directly or through the Managers expressly for use therein.

Each Manager agrees, severally and not jointly, to indemnify the Issuer, its directors (or persons performing similar functions), officers and employees and other persons who sign the Registration Statement and each person, if any, who controls the Issuer within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and any affiliate of the Issuer, to the same extent as the foregoing indemnity from the Issuer to such Manager, but only with reference to Manager Information (as defined in §8(2) of this Agreement) furnished to the Issuer by such Manager in writing directly or through the Managers expressly for use in the Disclosure Documents.

If any suit, action, proceeding (including any governmental investigation), claim or demand shall be brought or asserted in the United States against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Person”) in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying

Person may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time after receiving such request to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Managers shall be designated in writing by the Documentation Manager, on behalf of the Managers, and any such separate firm for the Issuer or its directors or officers who sign the Registration Statement and such control persons of the Issuer shall be designated in writing by the Issuer. The Indemnifying Person shall not be liable for any settlement of any proceeding in which it has elected to participate effected without its written consent, but if such a suit is settled with such consent or if any proceeding in which the Indemnifying Person, after having received notice thereof, shall have elected not to participate is settled with or without such consent or if there be a final judgement for the plaintiff, the Indemnifying Person agrees to indemnify the Indemnified Person from and against any loss or liability by reason of such settlement or judgement. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

If, as a result of the distribution of the Notes in the United States and notwithstanding § 16(1) of this Agreement, an Indemnified Person cannot avail itself of the indemnification provided for in this § 5 in whole or in part, then each Indemnifying Person shall contribute to the amount paid or payable by such Indemnified Person as a result of the losses, claims, damages or liabilities referred to above (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer on the one hand and the Managers on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer on the one hand and the Managers on the other in connection with the statements or omissions which resulted in losses, claims, damages or liabilities as well as any other relevant equitable considerations.

The relative benefits received by the Issuer on the one hand and the Managers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuer bear to the total underwriting discounts and commissions received by the Managers. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer, on the one hand, or the Managers, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an Indemnified Person as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any action or claim which is the subject of this subsection. Notwithstanding the provisions of this subsection, no Manager shall be required to contribute any amount in excess of the amount by which the total price at which the Notes subscribed by it and distributed to the public were offered to the public exceeds the amount of any damages which such Manager has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Managers’ obligations in this subsection to contribute are several in proportion to their respective underwriting commitments and not joint.

The indemnity agreements contained in this § 5 are in addition to any liability which the Indemnifying Persons may otherwise have to the Indemnified Persons referred to above.

The indemnity provisions contained in this § 5 and the representations and warranties of the Issuer contained herein shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Manager or any person controlling any Manager or by or on behalf of the Issuer, its officers or directors (or persons performing similar functions) or any person controlling the Issuer or signing the Registration Statement and (iii) acceptance of and payment for any of the Notes.

6.                                      Sale in the United States.  Each Manager agrees to notify Simpson Thacher & Bartlett LLP, as U.S. counsel to the Managers, of the U.S. Sales Amount applicable to it seven calendar days after the Closing Date. The Managers agree to cause Simpson Thacher & Bartlett LLP to promptly thereafter report the aggregate U.S. Sales Amounts applicable to the Managers to Sullivan & Cromwell LLP, as U.S. counsel to the Issuer. For purposes of the foregoing, the U.S. Sales Amount applicable to a Manager shall mean the total aggregate principal amount of Notes initially sold in the United States by such Manager as part of its initial allotment.

Nothing in this Schedule 4 shall constitute a submission by the Issuer or any Manager to the jurisdiction of any court of or in the United States.

7.                                      Stabilization

In connection with this offering of notes, the Stabilization Manager or any person acting for it may purchase and sell the Notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the Stabilization Manager or any person acting for it of a greater number of the Notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress.

The Stabilization Manager may also impose a penalty bid, which occurs when a particular Manager repays to the Stabilization Manager a portion of the underwriting discount received by it because the Stabilization Manager or any person acting for it has repurchased Notes sold by or for the account of such Manager in stabilizing or short covering transactions.

These activities by the Stabilization Manager or any person acting for it may stabilize, maintain or otherwise affect the market price of the Notes. As a result, the price of the Notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the Stabilization Manager or any person acting for it at any time. These transactions may be effected in the over-the-counter market or otherwise.

8.                                      Interpretation

Notwithstanding that this Schedule shall be governed by and construed in accordance with German law, any terms used in this Schedule reflecting terms used in U.S. federal securities laws shall be interpreted according to the meanings attributed to them in such laws.

Schedule 5

SELLING RESTRICTIONS

(1)                                 Each Manager represents and agrees that in relation to each Relevant Member State, with effect from and including the Relevant Implementation Date, it has not made and will not make an offer of the Notes to the public in that Relevant Member State, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the Notes to the public in that Relevant Member State at any time in any circumstances which do not require the publication by the Issuer of a prospectus pursuant to (i) Article 3(2) of the Prospectus Directive or (ii) any applicable national law of that Relevant Member State.

For the purposes of this provision, the following expressions have the meanings specified:

“offer of the Notes to the public” in relation to the Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State;

“Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU) and includes any relevant implementing measure in the Relevant Member State;

“Relevant Member State” means each Member State of the European Economic Area which has implemented the Prospectus Directive, except Luxembourg; and

“Relevant Implementation Date” means the date on which the Prospectus Directive is implemented in a Relevant Member State.

(2)                                 Each Manager represents and agrees that: (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or the sale of such Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

As used herein, “United Kingdom” means the United Kingdom of Great Britain and Northern Ireland.

(3)                                 Each Manager agrees that in connection with any offering and distribution of the Notes and the distribution of the Disclosure Documents in the United States such Manager will comply with and cause any of its affiliates which offers or sells Notes in the United States to comply with applicable United States law and any applicable laws, rules and regulations of any relevant state jurisdiction.

(4)                                 Each Manager acknowledges and agrees that the Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, the “Financial Instruments and Exchange Act”) and that it will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any Japanese person or to others, for re-offering or resale, directly or indirectly, in Japan or to any Japanese person, except in each case pursuant to an exemption from the registration requirement of, and otherwise in compliance with, the Financial Instruments and Exchange Act of Japan and any other applicable laws and regulations of Japan. For purposes of this paragraph, “Japanese person” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

(5)                                 The Notes will not be qualified for sale under the securities laws and regulations of any province or territory of Canada. Each Manager represents and agrees that it has not offered, sold, distributed or delivered, and that it will not offer, sell, distribute or deliver, any Notes, directly or indirectly, in Canada or to, or for the benefit of, any resident thereof in contravention of the securities laws or regulations of any province or territory of Canada. Each Manager further agrees to deliver to any dealer who purchases any Notes from it a notice stating in substance that, by purchasing such notes, such dealer represents and agrees that it has not offered, sold, distributed or delivered, and it will not offer, sell, distribute or deliver, any such Notes, directly or indirectly, in Canada or to, or for the benefit of, any resident thereof in contravention of the securities laws or regulations of any province or territory of Canada and that it will deliver to any other dealer to whom it sells any of such notes a notice containing substantially the same statement as is contained in this sentence. Each Manager agrees not to distribute or deliver the prospectus or any other offering material relating to the Notes in Canada in contravention of the securities laws or regulations of any province or territory of Canada. Each Manager agrees to furnish upon request a certificate stating that such Manager has complied with the restrictions described above.

(6)                                 Each Manager represents and agrees that (a) it has not offered or sold, and will not offer or sell, in Hong Kong, by means of any document, any Notes other than (i) to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or (ii) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong (“CO”) or (iii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) (“SFO”) and any rules made under the SFO, or (iv) in other circumstances which do not result in the document being a “prospectus” within the meaning of the CO; and (b) it has not issued, or had in its possession for the purposes of issue, and will not issue, or have in its possession for the purposes of issue (in each case whether in Hong Kong or elsewhere), any advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made under the SFO.

(7)                                 Each Manager acknowledges that (other than in the United States) no action has been or will be taken in any jurisdiction by the Managers or the Issuer that would permit a public offering of the Notes, or possession or distribution of any of the Disclosure Documents or any other offering material, in any jurisdiction where action for those purposes is required. Each Manager will comply with all applicable laws and regulations in each jurisdiction in which it purchases, offers, sells, distributes or delivers Notes or has in its possession or distributes any of the Disclosure Documents or any other offering material and will obtain or make, give or fulfill any consent, approval, registration, notice, permission or other regulatory requirement required by it or the Issuer for the purchase, offer, sale, distribution or delivery of the Notes and the possession or distribution of any of the Disclosure Documents or any other offering material under the laws and regulations in force in any jurisdiction to which it is subject or in or from which it makes any such purchase, offer, sale, distribution or delivery, in all cases at its own expense.

Schedule 6

DOCUMENTS TO BE FURNISHED PURSUANT TO § 10(1)[(d/e)]

(1)                                 A certificate issued by two duly authorized officers of the Issuer to the effect that:

(a)                                 the certified copy of the Law concerning KfW (Gesetz über die Kreditanstalt für Wiederaufbau) with a non-binding certified English translation, and

(b)                                 the certified copy of the By-Laws (Satzung) of the Issuer in the German language with a non-binding certified English translation provided by the Issuer are true, accurate and up-to-date;

(2)                                 a certified copy of the resolution of the Board of Supervisory Directors (Verwaltungsrat) authorizing the issue of notes up to a specified amount together with a certificate by officers of KfW that this amount will not be exceeded as a result of the issue of the Notes;

(3)                                 a certificate issued by two duly authorized officers of the Issuer to the effect that any person who signed on behalf of the Issuer any document delivered prior to or on the Closing Date in connection with the Notes, was at the respective times of such signing and delivery duly elected or appointed, qualified and acting as such director or officer or duly appointed and acting as such attorney-in-fact, and the signatures of such persons appearing on such documents are their genuine signatures thereof; and

(4)                                 if signing on behalf of the Issuer is by an attorney-in-fact, the original copy of the power of attorney signed by two members of the Board of Managing Directors of the Issuer by which the person(s) named therein is (are) empowered by the Issuer to execute and deliver on its behalf the Subscription Agreement, the Supplemental Agency Agreement, the Global Certificates and all other documents relating to the issue, subscription and offering of the Notes.

Unless otherwise indicated above, all certified copies shall be certified by two duly authorized officers of the Issuer to be accurate, complete and up-to-date.